UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Soliciting Material Pursuant to §240.14a-12

EMCOR GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EMCOR GROUP, INC.
301 Merritt Seven
Norwalk, Connecticut 06851

NOTICE OF ANNUAL MEETING

To the Stockholders of EMCOR Group, Inc.:
The Annual Meeting of Stockholders of EMCOR Group, Inc. will be held at The Loews Regency Hotel, 540 Park Avenue, New York, New York, on Friday, June 1, 2018 at 10:00 A.M. (local time) for the following purposes:
1.
To elect eleven directors to serve until the next Annual Meeting and until their successors are duly elected and qualified.

2.
To consider a non-binding advisory resolution approving executive compensation.

3.
To ratify the appointment of Ernst & Young LLP as our independent auditors for 2018.

4.
To consider a shareholder proposal regarding special shareholder meetings, if properly presented.

5.
To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 6, 2018 as the record date for determination of stockholders entitled to receive notice of, and to vote at, our Annual Meeting and any adjournment thereof.
Your attention is respectfully directed to the accompanying Proxy Statement.
By Order of the Board of Directors
Maxine L. Mauricio
Corporate Secretary
Norwalk, Connecticut
April 19, 2018

EMCOR GROUP, INC.

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING OF STOCKHOLDERS
What is the purpose of this Proxy Statement?
The EMCOR Board of Directors is soliciting proxies from holders of our Common Stock to vote on the matters to be considered at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at The Loews Regency Hotel, 540 Park Avenue, New York, New York, on Friday, June 1, 2018 at 10:00 A.M.
What is the Notice of Internet Availability of Proxy Materials?
We have elected to provide access to our proxy materials on the Internet, consistent with the rules of the Securities and Exchange Commission. Accordingly, we are mailing a Notice of Internet Availability of Proxy Materials to our stockholders. You can access our proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or you may request printed versions of our proxy materials for the Annual Meeting. Instructions on how to access our proxy materials on the Internet or to request printed versions are provided in the Notice of Internet Availability of Proxy Materials. In addition, you may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.
The Notice of Internet Availability of Proxy Materials is a document that:
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Indicates that our Notice of 2018 Annual Meeting of Stockholders and Proxy Statement and our 2017 Annual Report are available at www.proxyvote.com;

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Provides instructions on how holders of our Common Stock may vote their shares; and

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Indicates how holders of our Common Stock may request printed copies of these materials, including the proxy card or a voting instruction form.

We will begin distributing the Notice of Internet Availability of Proxy Materials on or about April 19, 2018.
For those stockholders who have requested printed copies, we will first send or deliver copies of the proxy materials for our Annual Meeting and our 2017 Annual Report on or about April 19, 2018.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to be Held on June 1, 2018
We have sent or are sending the Notice of Internet Availability of Proxy Materials, which indicates that this Notice of 2018 Annual Meeting of Stockholders and Proxy Statement and our 2017 Annual Report will be made available at www.proxyvote.com. If you wish to receive paper or e-mail copies of any of these materials, please follow the instructions on your Notice of Internet Availability of Proxy Materials and/or www.proxyvote.com. These materials are also available on our website at www.emcorgroup.com/proxyannualreport.

What items of business will be voted on at the Annual Meeting?
At the meeting, we will:
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Vote for the election of 11 directors;

2.
Consider a non-binding advisory resolution approving executive compensation, as described in the “Compensation Discussion and Analysis,” executive compensation tables, and accompanying narrative disclosures;

3.
Consider the ratification of the appointment of Ernst & Young LLP to serve as our independent auditors for 2018; and

4.
Consider a shareholder proposal regarding special shareholder meetings, if properly presented.

Who is entitled to vote at the Annual Meeting?
Holders of our Common Stock as of the record date of April 6, 2018 are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment of the meeting.
How does the Board of Directors recommend holders of Common Stock vote on the business of the Annual Meeting?
The Board of Directors recommends stockholders vote their shares:
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“FOR” the election of each of the 11 director nominees identified in this Proxy Statement;

2.
“FOR” the adoption of the advisory resolution approving executive compensation;

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“FOR” the ratification of the appointment of Ernst & Young LLP to serve as our independent auditors for 2018; and

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“AGAINST” the shareholder proposal regarding special shareholder meetings.

How many shares can vote at the Annual Meeting?
At the close of business on April 6, 2018, we had 58,448,275 shares of Common Stock outstanding, and each of those shares is entitled to one vote.
How many shares must be present or represented at the Annual Meeting to conduct business?
Under our Amended and Restated By-Laws, which we refer to as our “By-Laws,” the holders of a majority of our shares of Common Stock outstanding on the record date, present in person or by proxy at the Annual Meeting, constitute a quorum to conduct business at the Annual Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum.
What vote is required to approve each of the items of business?
With respect to item 1, a majority of the votes cast is required for the election of directors in an uncontested election (which is the case for the election of directors at the Annual Meeting). A majority of the votes cast means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee. Our Corporate Governance Guidelines contain details and procedures to be followed in the event one or more director nominees do not receive a majority of the votes cast at the Annual Meeting.
The affirmative vote of the holders of a majority of the shares of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve items 3 and 4 above, and any other matter that may properly come before the meeting.
Because we are asking in item 2 above for a non-binding, advisory vote approving our executive compensation, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders on this advisory vote, and our Board of Directors’ Compensation and Personnel Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the non-binding advisory vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.
The Board recommends a vote “FOR” election of each of the director nominees listed in this Proxy Statement, “FOR” approval of the compensation of our named executive officers, “FOR” ratification of Ernst & Young LLP as our independent auditors for 2018, and “AGAINST” the shareholder proposal regarding special shareholder meetings.
How can I vote my shares at the Annual Meeting?
Voting by Proxy
Holders of our Common Stock may submit a proxy by:
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following the instructions on the Notice of Internet Availability of Proxy Materials to vote by telephone or the Internet; or

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completing, signing, dating and returning the proxy card or voting instruction form by mail.

Anthony J. Guzzi, Maxine L. Mauricio and Mark A. Pompa (the “proxy holders”) have been designated by our Board of Directors to vote the shares represented by proxy at the Annual Meeting. Mr. Guzzi, Ms. Mauricio and Mr. Pompa are executive officers of the Company, and Mr. Guzzi is also a director nominee.
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The proxy holders will vote the shares represented by your valid and timely received proxy in accordance with your instructions.

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If you do not specify instructions on your signed proxy when you submit it, the proxy holders will vote the shares represented by the proxy in accordance with the recommendations of our Board of Directors on each item of business identified on page 2.

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If any other matter properly comes before the Annual Meeting, the proxy holders will vote the shares represented by proxy on that matter in their discretion.

If your shares are held in a brokerage account in your broker’s name or in the name of a bank or other nominee (this is called “street name”), please follow the voting instructions provided by your bank, broker or other nominee. In most cases, you may submit voting instructions by telephone or by Internet to your bank, broker or other nominee, or you can sign, date and return a voting instruction form to your bank, broker or other nominee. If you provide specific voting instructions by telephone, by Internet or by mail, your bank, broker or other nominee must vote your shares as you have directed. If you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee and be prepared to present photo identification to be admitted to the Annual Meeting.
Voting other than by Proxy
While we encourage voting in advance by proxy, record holders of our Common Stock also have the option of voting their shares in person at the Annual Meeting.
How do I attend the Annual Meeting in person? What do I need to bring?
You are entitled to attend the Annual Meeting or any adjournment or postponement of the meeting only if you were a holder of our Common Stock as of the record date of April 6, 2018 or are the legal proxy holder or qualified representative of a stockholder who held our Common Stock as of the record date. Please be prepared to present photo identification to be admitted to the Annual Meeting. If you are attending the Annual Meeting as a proxy or qualified representative of a stockholder, you will need to bring your legal proxy or authorization letter, in addition to photo identification.

Can I change my vote or revoke my proxy after I return my proxy card?
You may change your vote or revoke your proxy before the proxy is voted at the Annual Meeting by:
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sending written notice to Corporate Secretary, EMCOR Group, Inc., 301 Merritt Seven, Norwalk, CT 06851;

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timely delivery of a valid later-dated proxy or a later-dated vote by telephone or on the Internet; or

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if you are a record holder, attending the Annual Meeting and voting in person.

If you hold your shares in street name, you may submit new voting instructions by contacting your broker or other holder of record.
What effect do abstentions and broker non-votes have on the items of business?
An abstention on item 1 or item 2 identified on page 2 will have no effect on the voting results for those items. An abstention on items 3 or 4 identified on page 2 will have the effect of a vote against that item.
Broker non-votes may occur because certain beneficial holders of our Common Stock hold their shares in “street name” through a broker or other nominee which is a member of the New York Stock Exchange. Under the rules of the New York Stock Exchange, the only item of business to be acted upon at our Annual Meeting with respect to which such broker or nominee will be permitted to exercise voting discretion is item 3, the ratification of the appointment of Ernst & Young LLP to serve as our independent auditors for 2018. Therefore, if a beneficial holder of our Common Stock does not give the broker or nominee specific voting instructions on items 1, 2, or 4, the holder’s shares will not be voted on that item and a broker non-vote will occur. Broker non-votes will have no effect on the voting results for such items of business.
Who will count the votes?
We have retained Broadridge Financial Solutions, Inc. for the receipt, validation and tabulation of the votes at the Annual Meeting.
Where can I find the voting results of the Annual Meeting?
We will publish the results of the voting in a Current Report on Form 8-K within four business days of the Annual Meeting.
What is Householding?
Stockholders of record who have the same last name and address and who request paper copies of the proxy materials will receive only one copy unless one or more of them notifies us that they wish to receive individual copies. We agree to deliver promptly, upon written or oral request, a set of proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. Stockholders will continue to receive separate proxy cards. If you prefer to receive separate copies of the proxy materials, or if you are receiving multiple copies and would like to receive only one copy for your household, contact Broadridge Financial Solutions, Inc. at 866-540-7095 or in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

COMPANY INFORMATION AND MAILING ADDRESS
We are a Delaware corporation. Our mailing address is EMCOR Group, Inc., 301 Merritt Seven, Norwalk, CT, 06851, and our telephone number is (203) 849-7800. Our website address is www.emcorgroup.com. References in this proxy statement to “EMCOR,” “Company,” “we,” “us” and “our” refer to EMCOR Group, Inc. and our consolidated subsidiaries, unless the context requires otherwise. Information on our website is not intended to be incorporated into this Proxy Statement.
CORPORATE GOVERNANCE
We have a long history of good corporate governance practices that has greatly aided our long-term success. Our Board of Directors, which we sometimes refer to as our “Board,” and our management have recognized for many years the need for sound corporate governance practices in fulfilling their respective duties and responsibilities to our stockholders. Our Board and management have taken numerous steps to enhance our policies and procedures to comply with the corporate governance listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission.
Proxy Access. On December 14, 2016, following extensive deliberation, our Board adopted a proxy access by-law amendment. The Board adopted the amendment in response to the support at the Company’s 2016 Annual Meeting of Stockholders of a non-binding stockholder proposal advocating in favor of proxy access.
The amendment added to our By-Laws a “proxy access” provision that, consistent with the stockholder proposal, provides for inclusion in the Company’s proxy materials of director candidates if such candidates are nominated by stockholders owning at least 3% of our outstanding Common Stock continuously for at least three years. As provided in the stockholder proposal, the number of such director candidates may not exceed 25% of the number of directors then serving on the Board but shall not be less than two. While the stockholder proposal was silent as to an aggregation limit, the Board capped at 25 the number of stockholders who may aggregate holdings to reach the 3% threshold. In drafting the amendment, we conducted a comprehensive review of market practice among companies that had adopted proxy access provisions in their by-laws. We found that aggregation limits are extremely common, and permitting 25 stockholders to aggregate exceeds the more typical 20 stockholder limit. After considering this and discussing the limit with our stockholders as described below, the Board determined that a limit is a sensible provision and viewed 25 as the right limit for the Company as it balances the administrative burden on the Company to review and verify the stockholders’ eligibility for proxy access while assuring that our stockholders have a fair and reasonable opportunity to nominate candidates by forming groups. In addition, our Board noted that, at such time, each of our top 6 stockholders held in excess of 3% of our outstanding Common Stock and each of our top 25 stockholders held in excess of 1% of our outstanding Common Stock. Nominations are subject to certain eligibility, procedural, and disclosure requirements, including the requirement that the Company receive notice no earlier than 150 calendar days, and no later than 120 calendar days, prior to the anniversary of the issuance of the prior year’s proxy materials.
Following our 2016 Annual Meeting of Stockholders, we communicated with 30 stockholders representing approximately 70 percent (70%) of our outstanding Common Stock to discuss proxy access, including provisions not contemplated by the stockholder proposal. Such stockholders were generally supportive of our proxy access provision. After extensive Board deliberation over several meetings, and considering the factors described above, including feedback from stockholders, the Board adopted the proxy access provision as described above.
Corporate Governance Guidelines. Our Corporate Governance Guidelines provide the framework for our governance. The Nominating and Corporate Governance Committee of our Board, which we refer to as the “Corporate Governance Committee,” regularly reviews corporate governance developments and makes recommendations to our Board with respect to modifications to our Corporate Governance Guidelines.

Our Corporate Governance Guidelines and By-Laws address majority voting in uncontested director elections, Board leadership, a mandatory retirement age for directors, stock ownership guidelines and hedging and pledging prohibitions for our directors and named executive officers, and, with respect to our executive officers, an incentive compensation recoupment policy, in each case as further described below:
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Majority Voting. Under our By-Laws, a majority of the votes cast is required for the election of directors in an uncontested election (which is the case for the election of directors at the Annual Meeting). A majority of the votes cast means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee. Each director nominee is required to deliver to the Company an irrevocable contingent resignation in advance of the distribution of the proxy materials for an annual meeting at which the director is expected to be nominated for election. If a director nominee does not receive a majority of the votes cast in an uncontested election, our Corporate Governance Committee is to recommend whether to accept or reject that director’s resignation and/or whether to take other action. The Board is, within 90 days of the certification of the election results and after consideration of the Corporate Governance Committee’s recommendation, to make a determination whether to accept the resignation and/or take such other action as the Board determines appropriate. The Corporate Governance Committee, in making its recommendation, and the Board, in making its determination, are to evaluate the best interests of the Company and its stockholders and may consider any factors or other information they deem relevant.

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Independent Board Chairman. The Chairman of the Board must be an independent director unless the Board concludes that the best interests of our stockholders would be otherwise better served. A Lead Director is appointed when the Chairman is not independent, and a Lead Director may be appointed in other instances if the Board so determines. Our current Chairman of the Board, Mr. Stephen W. Bershad, is independent and, accordingly, we do not currently have a Lead Director.

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Director Retirement Policy. A director may not be nominated for re-election if the director has or will have reached age 76 when he or she would otherwise stand for election. Following an in-depth evaluation of a director’s experience and skills, this policy may be waived by the Board.

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Stock Ownership Guidelines. In an effort to further align the interests of our non-employee directors and executive officers with our stockholders, our stock ownership guidelines require directors and our executive officers to own and retain a significant financial stake in our Common Stock. Such guidelines set stock ownership targets expressed as the value of the shares of the Company’s common stock held by a director or executive officer that is equivalent to three times the director annual cash retainer in effect as of October 22, 2012 (the “Effective Date”) for non-employee directors, five times the annual base salary rate as of the Effective Date for our chief executive officer, and three times the annual base salary rate as of the Effective Date for each other executive officer. A non-employee director who is first elected to the Board after the Effective Date is expected to own within five years of his/her election shares equivalent in market value to three times the director’s annual cash retainer in effect on the date of such director’s initial election to the Board. An individual who is first elected Chief Executive Officer of the Company or an executive officer of the Company is expected to own, within five years of such officer’s initial election as such, shares equivalent in market value to five times or three times, respectively, of such officer’s annual base salary, in each case, as in effect on the date of such officer’s initial election to such position. Shares of common stock held by a director or executive officer, as applicable, are valued based upon the greater of the value of a share of common stock (a) on the applicable measurement date, and (b) the date of the grant of such shares of common stock. Shares owned separately by the individual, owned jointly with or separately with an immediate family member residing in the same household, held in trust for such officer or director, or members of such officer’s or director’s immediate family, and restricted stock and restricted stock units, are counted for purposes of determining compliance with the stock ownership guidelines.

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No Hedging and No Pledging Policy. We prohibit our directors and executive officers from participating in any hedging or monetization transactions involving Company securities. The policy also prohibits directors and executive officers from holding any Company securities in a margin account and from pledging their Company securities as collateral for a loan.

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Executive Compensation Recoupment Policy. In December 2015, our Board adopted an Executive Compensation Recoupment Policy, which provides that if the Company is required to prepare an accounting restatement to correct an error that is material to its previously issued financial statements, then the Board is generally to seek reimbursement from our executive officers of incentive based compensation that was granted, earned or became vested based wholly or in part upon the attainment of a financial reporting measure during the three completed fiscal years immediately preceding the date of such accounting restatement to the extent that such incentive based compensation would have been lower had the financial reporting measure been based upon the restated financial results.

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Stockholder Right to Call Special Meetings. Our By-Laws require that the Board convene a special meeting at the request of stockholders owning at least 25% of our outstanding Common Stock. This stockholder right does not contain any material restrictions. This threshold carefully balances stockholder empowerment and protection. The Board believes that given the stock ownership concentration of our outstanding Common Stock (one of our stockholders holds in excess of 10% of our outstanding Common Stock), 25% is the appropriate threshold.

Independence of Directors. To assist our Board in determining the independence of each director, our Board has adopted categorical Standards for Determining Director Independence, a copy of which is attached to this Proxy Statement as Exhibit A and available at our website at www.emcorgroup.com. To be considered independent our Board must affirmatively determine that the director has no material relationship with us. Our Board has determined that ten of our twelve directors are independent, including all members of the Audit Committee of our Board, which we refer to as the “Audit Committee,” the Compensation and Personnel Committee of our Board, which we refer to as the “Compensation Committee,” and the Corporate Governance Committee of our Board, as the term “independent” is defined by the listing standards of the New York Stock Exchange and all applicable rules and regulations of the Securities and Exchange Commission, and in the case of the Compensation Committee, for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended. Our ten independent directors are: John W. Altmeyer, Stephen W. Bershad, David A. B. Brown, Richard F. Hamm, Jr., David H. Laidley, Carol P. Lowe, M. Kevin McEvoy, Jerry E. Ryan, Steven B. Schwarzwaelder, and Michael T. Yonker. The other directors are Anthony J. Guzzi, our President and Chief Executive Officer, and William P. Reid, the former Chief Executive Officer of our Industrial Services segment. Messrs. Guzzi and Reid are not considered independent.
Executive Sessions of the Board. At regularly scheduled meetings of the Board, our independent directors meet without any management representatives present.
Board Leadership Structure. Our Chairman of the Board is Mr. Stephen W. Bershad (age 76). He presides at meetings of the Board and at annual meetings of stockholders and sets the agenda for our Board meetings in collaboration with our Chief Executive Officer. As Chairman and an independent director, Mr. Bershad, together with our other independent directors and our strong committee system, maintain effective oversight of management.
Mr. Bershad was first elected Chairman on June 13, 2013. He also served as our Lead Director from May 31, 2012 to June 13, 2013 and has served as a director since December 15, 1994. Since July 2010, Mr. Bershad, a private investor, has also been Chairman of the Board of Directors of Novanta Inc. (formerly known as GSI Group, Inc.), a leading supplier of photonics, precision motion and vision technologies to original equipment manufacturers in the medical and advanced industrial markets. Until September 2009, and for more than five years prior thereto, he had been Chairman of the Board of Directors and Chief Executive Officer of Axsys Technologies, Inc. (“Axsys”). From 1986 to September 2009 Mr. Bershad was also a member of the Board of Directors of Axsys.
Board Committee Charters. Our Board has adopted written charters for its Audit Committee, Compensation Committee, and Corporate Governance Committee. At least annually, each committee reviews its charter and recommends any proposed changes to the Board for approval. A copy of the charter of each committee is available on our website at www.emcorgroup.com.
Annual Board Assessments and Succession Planning. The Board conducts a self-assessment of its performance and effectiveness as well as that of its committees on an annual basis. For 2017, each director completed a written questionnaire which solicited open-ended and candid feedback on an anonymous basis. The collective ratings and comments were compiled, summarized and presented to the Board and its committees. During this evaluation process, the Board also conducts succession planning with respect to its own composition and that of its committees.
Management Succession Planning. Management conducts regular succession planning reviews with the Board of Directors. During these reviews, our Chief Executive Officer and the Board discuss succession plans for key positions and identifies top talent for development in future leadership roles. The Board is actively engaged in this process and regularly evaluates our succession strategy and leadership pipeline for key roles. High potential leaders are given exposure and visibility to the Board when they are invited to lead Board presentations and attend informal Board events.
Standards of Conduct. Our Code of Business Conduct and Ethics applies to all of our directors, officers and employees and those of our subsidiaries. In addition, our Board has adopted a separate Code of Ethics for our Chief Executive Officer and Senior Financial Officers, which imposes additional ethical obligations upon them.
Stockholder Communications. Stockholders and other interested persons may communicate with members of our Board as a group, or with one or more members of our Board (including all independent directors) as a group, by writing to them c/o EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851, Attention: Corporate Secretary. Such communications will be forwarded to the individuals addressed. However, the Corporate Secretary will not forward communications to the Board that advocate illegal activity, are offensive or lewd, have no relevance to the business or operations of the Company, or constitute mass mailings, solicitations or advertisements. The Corporate Secretary will determine when a communication is not to be forwarded.
Policies and Procedures for Related Party Transactions. Under our written policy regarding transactions with related parties, which policy is contained in our Corporate Governance Guidelines, we generally require that any transaction involving $60,000 or more (a “Related Party Transaction”) be approved in advance by our Board or a committee of our Board if we are, or one of our subsidiaries is, a participant in the transaction and if any of the following persons has a direct or indirect material interest in the transaction:
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an executive officer;

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a director or director nominee;

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a beneficial holder of 5% or more of our Common Stock, which we refer to as a “Significant Holder;”

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an immediate family member of an executive officer, director, director nominee or Significant Holder; or

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an entity which is owned or controlled by one of the above persons or in which one of the above persons has a substantial ownership interest.

We refer to each of the foregoing as a “Related Party.”
A member of the Board who or whose immediate family member has an interest in a Related Party Transaction may not participate in the Board approval process. The Related Party must disclose any such proposed transaction, and all material facts relating to the transaction, to the Chairman of our Audit Committee and our General Counsel, who is to communicate such information to our Board for its consideration. No such transaction is to be approved unless it is determined that the transaction is in, or is not inconsistent with, our best interests and the best interests of our stockholders.
However, if the transaction principally involves the provision of products and services by one of our subsidiaries in the ordinary course of its business to a Significant Holder, an immediate family member of a Significant Holder, or an entity owned or controlled by a Significant Holder or in which a Significant Holder or an immediate family member of a Significant Holder has a substantial ownership interest, the transaction does not need to be approved by the Board or a Board committee.

In order to ensure that material relationships and Related Party transactions have been identified, reviewed and disclosed in accordance with applicable policies and procedures, each director and executive officer also completes a questionnaire at the end of each fiscal year that requests confirmation that there are no material relationships or Related Party Transactions between such individual (or members of such individual’s immediate family) and the Company other than those previously disclosed to the Company. During the period January 1, 2017 to April 5, 2018, we did not engage in a Related Party Transaction.
Environmental Responsibility and Sustainability. We have adopted governance policies, and undertaken specific initiatives, to ensure that our business is conducted in compliance with applicable environmental laws and regulatory requirements and in a manner that reflects our commitment to sustainability and environmental responsibility. The Company shares the broad concerns about the risks and impacts of global climate change. While the impact of warming average temperatures on our business is difficult to predict or measure, we are proud that a number of our services and areas of expertise are important elements of various efforts to address and mitigate those risks.
Our policies and initiatives in support of sustainability and environmental responsibility, and some of the ways in which we contribute to the efforts of our clients and local communities to further those goals, include the following:
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Environmental Handbook. Since 2009, we have provided our employees with clear guidelines to identify and comply with broadly-applicable environmental regulatory requirements, in the form of the Environmental Overview Handbook (the “Handbook”). The Handbook is a company-wide resource provided to all employees, offering practical guidance on key topics of environmental responsibility.

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Third Party Advisors and Accountability. We work closely with a leading global consulting firm to review compliance company-wide, conduct investigations and, when necessary, advise us on any testing or remediation needed to comply with all applicable laws, our own internal policies and the requirements of our customers. We also recently partnered with an international platform to evaluate our sustainability efforts and provide independent corporate social responsibility ratings for each of our business segments.

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Helping Customers Improve Efficiency. We provide clients with expertise, technology and smart solutions to maximize their energy efficiency and give them greater control over their energy use, sourcing and costs. This includes analyzing, designing and reviewing energy projects for customer facilities, lowering energy costs and reducing our customers’ carbon footprint; facility retrofitting and re-commissioning; Leadership in Energy and Environmental Design (LEED) certification and support; installation, maintenance and support for the generation of photovoltaic, fuel cell, wind, biomass, landfill gas, tidal and biofuel energy generation and transport; waste-heat recovery energy generation and other waste-to-energy systems; and energy efficiency program management and consulting, including operation of customer energy systems and energy producing equipment, energy audits, water system conservation and retrofit, and lighting, mechanical and electrical system retrofit. A recent example of the results of these efforts is the state-of-the-art 267,000 square foot milk drying facility designed and built by our subsidiary Shambaugh & Son, L.P. for the Dairy Farmers of America in Garden City, Kansas. It was named “Sustainable Plant of the Year” by Food Engineering. The plant features highly automated, energy- and water-efficient systems, environmental safeguards and onsite waste water treatment facilities.

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Improving Company Energy Use, Tracking and Efficiency. We have implemented a broad array of internal programs to track, analyze and improve our carbon footprint and energy efficiency. This includes launching a company-wide carbon footprint analysis in 2015 to provide detailed breakdowns of energy usage by company, fuel consumption tracking, vendor source type and carbon dioxide equivalency; installing GPS systems on our fleet of over 9,500 service vehicles to optimize drive time between jobs; procuring specialized light-weight equipment stored in and on service vehicles to decrease weight and improve fuel efficiency; installing and maintaining electrical and environmental control systems at our facilities; and installing solar panels.

Additional information on our corporate responsibility initiatives and our services to improve energy efficiency and sustainability can be found on our website at www.emcorgroup.com.

Availability of Corporate Governance Materials. Our categorical Standards for Determining Director Independence, Corporate Governance Guidelines, including the policies and procedures for Related Party Transactions, Code of Business Conduct and Ethics, Code of Ethics for our Chief Executive Officer and Senior Financial Officers, and other corporate governance materials may be obtained at our website at www.emcorgroup.com or by writing to us at 301 Merritt Seven, Norwalk, Connecticut 06851, Attention: Corporate Secretary.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
During 2017, our Board met 11 times, and committees of our Board held an aggregate of 13 meetings. Each director attended at least 80% of the meetings of our Board and committees on which he or she served during 2017. Since their election to the Board in 2017, Ms. Lowe and Mr. Reid have attended all Board meetings and Ms. Lowe has attended all Audit Committee meetings. As provided in our Corporate Governance Guidelines, all directors are expected to attend annual meetings of our stockholders, and all of our directors in office at the time attended the Company’s 2017 annual meeting of stockholders.
Our Board has standing Audit, Compensation, and Corporate Governance Committees comprised solely of independent directors as defined in the listing standards of the New York Stock Exchange. The members and the principal responsibilities of these committees are as follows:
Audit Committee. The Audit Committee is comprised of Messrs. Brown, Hamm, and Laidley, and Ms. Lowe. Among other things, it is responsible for:
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engaging (subject to ratification by stockholders), overseeing, and discharging our independent auditors;

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setting our independent auditors’ fees;

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reviewing the scope and audit procedures of our independent auditors;

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approving audit and permitted non-audit services;

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reviewing the senior audit engagement team members;

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reviewing with management and our independent auditors our annual and quarterly financial statements;

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receiving periodic reports from our independent auditors and management regarding the auditors’ independence;

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meeting with our management and independent auditors on matters relating to, among other things, major issues regarding accounting principles and practices and financial statement presentation, and the adequacy of our internal controls over financial reporting;

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reviewing our internal auditing and accounting personnel;

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advising our Board with respect to our policies and procedures regarding compliance with applicable laws and regulations;

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discussing with our management and independent auditors the Company’s guidelines, policies, programs and practices with respect to risk assessment and risk management, the Company’s major risk exposures, and steps management takes to monitor and control such exposures; and

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confirming, together with the Compensation Committee, that our compensation practices and programs do not encourage excessive or unnecessary risk.

The Audit Committee met five times during 2017. Our Board has determined that each of the members of the Audit Committee, Messrs. Brown, Hamm, and Laidley, and Ms. Lowe are “audit committee financial experts,” within the meaning of the rules of the Securities and Exchange Commission.
Board Risk Oversight. Our Board of Directors performs risk oversight primarily through its Audit Committee, whose principal responsibilities are set forth above. In addition, the Board also delegated to our Audit Committee responsibility for reviewing with management and our independent auditors guidelines and policies with respect to (i) risk assessment and risk management, (ii) our major risk exposures, and

(iii) the steps management has taken to monitor and control such exposures. The Audit Committee receives periodic reports relating to risk assessment and risk management, including cybersecurity risks, from our senior management, including our Chief Executive Officer, Chief Financial Officer, General Counsel, the head of our Internal Audit Department, and our independent auditors. Audit Committee members meet separately in executive session with representatives of our independent auditors and the head of our Internal Audit Department. In addition, the Chairperson of the Audit Committee provides a report of each meeting of the Audit Committee to our Board. Our Board of Directors also provides risk oversight through its periodic reviews of the financial and operational performance of the Company.
Compensation Committee. The Compensation Committee is comprised of Messrs. Altmeyer, McEvoy, Schwarzwaelder, and Yonker. It is responsible for:
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overseeing the evaluation of our management and reviewing and advising our Board regarding the qualifications of individuals identified as candidates for positions as our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and General Counsel and for the position of Chief Executive Officer of each subsidiary whose proposed annual base salary is $400,000 or more;

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reviewing and approving corporate goals and objectives relevant to compensation for our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives and, with input from our other independent directors, determining our Chief Executive Officer’s compensation based on this evaluation;

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reviewing and approving, based on proposals made by our Chief Executive Officer, compensation for our executive officers as well as the compensation for each of our and our subsidiaries’ other officers and employees whose proposed annual base salary is $400,000 or more and for approving, with input from our other independent directors, any employment, severance or similar contracts for our and our subsidiaries’ officers and employees whose proposed annual base salary is $400,000 or more; and

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making recommendations to our Board with respect to incentive compensation plans for our officers and other employees, and administering those plans and reviewing executive development plans.

During 2017, the Compensation Committee held four meetings.
Each year the Compensation Committee reviews the annual salaries of, and considers annual incentive awards for, our Chief Executive Officer and our other executive officers, each of whom is referred to in the Summary Compensation Table for Fiscal Years 2017, 2016 and 2015 on page 28, which we refer to as the “Summary Compensation Table.” It also reviews the annual salary of each of our and our subsidiaries’ other officers and employees whose proposed annual base salary is $400,000 or more. Our Chief Executive Officer makes recommendations to the Compensation Committee for salary adjustments for those individuals and for the payment of annual incentive awards to all of our executive officers, with those whose names appear in the Summary Compensation Table referred to collectively herein as the “named executive officers.” Annual incentive awards for our named executive officers are based upon our performance in meeting pre-established financial objectives during our most recently completed year and an evaluation of the individual executive’s performance in meeting his/her pre-established personal goals and objectives for the most recently completed year. They are also based upon the recommendations of the Compensation Committee’s compensation consultant Mercer, which we refer to as “Mercer.” Our Chief Executive Officer participates in a portion of the meetings of our Compensation Committee and our entire Board during which these various compensation issues are discussed. The Compensation Committee considers our Chief Executive Officer’s recommendations regarding salary adjustments and payment of annual incentive awards, arrives at its own recommendations, and then, with input from the other independent members of the Board, makes its determination regarding salary adjustments and payment of annual incentive awards. The final deliberations and determinations regarding salary adjustments and payment of annual incentive awards are made at meetings without any members of management present.
When incentive compensation plans for our named executive officers and other senior executives have been established, those plans have been proposed by management, reviewed by the Compensation Committee, and, at times, reviewed by Mercer. Mercer is a compensation consultant that the Compensation

Committee has engaged annually since 2006 to advise the Compensation Committee with regard to the amount and form of compensation for our named executive officers and to review compensation plans for those officers. Mercer reviews the salaries and other compensation we pay to our named executive officers so that it may advise the Compensation Committee whether compensation paid to those executives is competitive with that paid to executives holding comparable positions at Mercer-selected companies, which are public companies engaged in providing specialty contracting, general construction, facilities, and industrial services, and/or manufacturing of electrical, HVAC and other construction products and which companies have other financial characteristics similar to ours, are organized similarly to the way we are, are focused principally on the United States market as we are, and with which we may compete for management talent. Such companies are listed on page 16. Mercer also reports upon its assessment of the appropriateness and fairness of our compensation plans when compared to compensation plans for comparable executives at those comparable companies. For 2017, we paid Mercer approximately $76,391 for its services to the Compensation Committee. Mercer is a wholly owned subsidiary of Marsh & McLennan Companies, Inc. (“Marsh”). We also use Mercer and other Marsh subsidiaries (“Other Marsh Subsidiaries”) for valuation and investment services, actuarial services, pension consulting, health and benefits consulting, and for insurance broking and risk consulting and in 2017 paid Mercer and Other Marsh Subsidiaries fees in an aggregate amount of approximately $1,100,717 for such services. Mercer and Other Marsh Subsidiaries have been retained by management for such matters since 1987, and such retention is not subject to Board or Compensation Committee approval.
Role of Compensation Consultants. As noted above, the Compensation Committee has engaged Mercer for several years to assist in the evaluation of executive officer compensation and compensation programs, and management has engaged Mercer and Other Marsh Subsidiaries to provide certain other services to us and to our subsidiaries.
The Compensation Committee has considered whether the non-executive compensation services provided by Mercer and Other Marsh Subsidiaries to the Company create any conflicts of interest in light of Rule 10C-1 of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. Because of the policies and procedures that Mercer has in place, as well as the policies and procedures that the Compensation Committee has in place, the Compensation Committee has concluded that to the extent the work performed by Mercer and Other Marsh Subsidiaries may create a possible appearance of a conflict of interest, there are sufficient safeguards and policies in place to mitigate or eliminate any such conflict, and therefore, no conflict of interest exists.
The factors used by the Compensation Committee to determine that no conflict of interest exists include the following:
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the individual compensation consultant receives no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or Other Marsh Subsidiaries;

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the individual compensation consultant is not responsible for selling or providing other services of Mercer or Other Marsh Subsidiaries to the Company;

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Mercer’s professional standards prohibit the individual compensation consultant from considering any other relationships Mercer or its affiliates may have with the Company in rendering his or her advice and recommendations;

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the individual compensation consultant has direct access to the Compensation Committee without management intervention;

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the individual compensation consultant does not own any stock of the Company;

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the individual compensation consultant does not provide any services to us other than those provided at the direction of the Compensation Committee;

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there is no business or personal relationship between any Compensation Committee member or executive officer of the Company and the individual compensation consultant or Mercer;

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the amount of fees received by Mercer for the services provided to the Compensation Committee is less than .01% of the total revenues of Mercer; and

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all non-executive and non-director compensation services are provided by personnel of Mercer and Other Marsh Subsidiaries who are not involved in providing services at the direction of the Compensation Committee.

Corporate Governance Committee. The Corporate Governance Committee, comprised of Messrs. Altmeyer, Brown, Hamm, and Ryan, is charged with:
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leading the search for individuals qualified to become members of our Board, consistent with criteria approved by the Board and set forth in our Corporate Governance Guidelines;

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recommending to the Board nominees for election to the Board;

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developing and overseeing an annual self-evaluation process for the Board and its committees; and

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making recommendations with respect to:

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corporate governance guidelines;

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compensation and benefits for non-employee directors; and

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matters relating to Board members’ retirement and removal, the number, function and membership of Board committees, director and officer liability insurance, and indemnity agreements between us and our officers and directors.

During 2017, the Corporate Governance Committee held four meetings.
The Corporate Governance Committee annually reviews compensation and other benefits for non-employee members of our Board. When the Corporate Governance Committee determines that a change in director compensation or benefits is appropriate, it submits such recommendation to the Board for its approval. Compensation arrangements for the Board are described commencing on page 44 under “Director Compensation.”
RECOMMENDATIONS FOR DIRECTOR CANDIDATES
The Corporate Governance Committee will consider recommendations for candidates for Board membership suggested by Corporate Governance Committee members, other members of our Board, and stockholders. A stockholder who wishes the Corporate Governance Committee to consider his/her recommendations for nominees for the position of director should submit his/her recommendations in writing to the Corporate Governance Committee, c/o Corporate Secretary, EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851, together with whatever supporting material the stockholder considers appropriate. The material, at a minimum, should include such background and biographical material as will enable the Corporate Governance Committee to make an initial determination as to whether the prospective nominee satisfies the criteria for directors set out in our Corporate Governance Guidelines. The Corporate Governance Guidelines are available at our website at www.emcorgroup.com. A stockholder may also nominate director candidates by complying with our By-Law provisions discussed commencing on page 58 under “Other Matters” — “Stockholder Proposals.”

If the Corporate Governance Committee identifies a need to replace a current member of our Board, to fill a vacancy in our Board, or to expand the size of our Board, the process to be followed by the committee to identify and evaluate candidates includes:
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consideration of those individuals recommended by stockholders as candidates for Board membership and those individuals recommended in response to requests for recommendations made of Board members and others, including those individuals suggested by any third party search firm retained by the Corporate Governance Committee, from time to time;

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meeting, from time to time, to evaluate biographical information and background material relating to candidates; and

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interviews of selected candidates by members of the Corporate Governance Committee and other members of the Board.

The Corporate Governance Committee regularly reviews with the Board the requisite skills and characteristics that the Board seeks in Board members, as well as the composition of the Board as a whole. As provided in our Corporate Governance Guidelines, in its assessment of each potential candidate, the Corporate Governance Committee is to consider the candidate’s achievements in his or her personal career, experience, wisdom, integrity, ability to make independent analytical inquiries, and understanding of the business environment. The Corporate Governance Committee will also take into account the willingness of a candidate to devote adequate time to board duties and will consider whether a candidate is free of conflicting interests and whether the candidate will be able to adequately represent the best interests of our stockholders. The Corporate Governance Committee may also consider any other relevant factors that it may, from time to time, deem appropriate, including the current composition of our Board, the balance of management and independent directors, the need for Audit Committee expertise, and the evaluation of all prospective nominees. Candidates have been selected for, among other things, their integrity, independence, diversity of experience, leadership, and ability to exercise sound judgment. Prior experience involving issues relevant to the Company’s businesses are among the most significant criteria. As noted in our Corporate Governance Guidelines, the Board believes that each director should have an understanding of our principal and financial objectives, results of operations and financial condition and our relative standing in relation to our competitors. Final approval of a candidate is determined by the full Board. Consistent with our Corporate Governance Guidelines, in selecting nominees to our Board of Directors, the Corporate Governance Committee considers the diversity of skills, background, and experience that a potential nominee possesses and the extent to which such diversity would enhance the perspective, background, knowledge, and experience of our Board of Directors as a whole.
COMPENSATION DISCUSSION AND ANALYSIS
Overview
Broadly stated, the objectives of our executive compensation program for our named executive officers, whose names appear in the Summary Compensation Table on page 28, are to attract, retain and motivate key executives with skills necessary to assure our long-term success. The purposes of the key components of the program are:
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to reward our named executive officers’ expertise and experience;

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to reward our named executive officers’ performance that drives achievement of our short-term and long-term goals by providing a strong link between pay and performance; and

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to align our named executive officers’ compensation with the interests of our stockholders.

The executive compensation program uses various compensation elements that are geared to both our short-term and long-term performance. In designing our executive compensation program we have applied the following principles:
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compensation should reinforce our business strategy and long-term stockholder value creation;

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a significant portion of named executive officer total compensation should be at risk and tied to the achievement of our financial objectives while considering the achievement of the named executive officer’s annual individual goals and objectives. When we exceed our financial objectives for the relevant performance period, we reward our named executive officers with incentive awards greater than their respective targeted incentive awards based on financial performance. When our financial performance does not meet the established financial objectives, our named executive officers receive either no incentive awards based on this criteria or incentive awards that are less than their targeted incentive awards. The Compensation Committee sets the objectives for a particular performance period;
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incentive compensation should reflect both our short-term and long-term financial performance;

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incentives should align the interests of our stockholders and named executive officers by paying a meaningful portion of incentive awards in equity;

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incentive awards should serve as a recruitment and retention device so that named executive officers are motivated to join and stay with us; and

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incentive-based compensation paid to a named executive officer should generally be subject to recoupment by the Company if the Company is required to prepare an accounting restatement of a financial statement and, during the three-year fiscal period preceding the restatement date, the incentive based compensation paid to the named executive officer is in excess of what would have been paid to him/her under the accounting restatement.

The key components of our compensation program are:
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base salary;

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short-term incentives in the form of annual incentive awards (the “Annual Incentive Program”);

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longer-term incentives under our Long Term Incentive Plan, which we refer to sometimes as the “LTIP” and which is discussed below and, at times, other equity grants. These incentives principally come in the form of:

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annual equity awards in the form of restricted stock units representing the right to receive shares of our Common Stock, which vest generally in three years; and

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performance-based cash incentive awards based on our financial performance during multi-year measurement periods;

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certain retirement programs, as described below; and

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perquisites, which have been provided for more than 15 years, and principally include dues reimbursement for a club where the named executive officer can entertain clients and other business contacts, term life insurance, an auto allowance and associated expenses, and a tax “gross up” on these perquisites.

We also maintain the EMCOR Group, Inc. 401(k) Savings Plan, which we refer to as the “401(k) Plan.” The 401(k) Plan provides retirement benefits to the named executive officers. For 2017, our annual contribution to the 401(k) Plan for each named executive officer was $13,905.
In addition, effective with calendar year 2013, we adopted a Voluntary Deferral Plan, a non-qualified deferred compensation plan offered to a select group of key employees, including our named executive officers. Elective deferrals of base salary or cash bonuses or other cash incentive compensation under the Voluntary Deferral Plan are credited to an unfunded bookkeeping account, which are also to be credited with Company matching credits and which may also be credited with Company supplemental credits.
Our 401(k) Plan and Voluntary Deferral Plan are more fully described under “Retirement Plans, Severance Arrangements and Change of Control Agreements” commencing on page 25.
In severance agreements with our named executive officers, we provide special compensation to each in the event his/her employment is terminated (i) by us without cause or (ii) by the named executive officer for good reason. (We have set forth the definition of the terms “cause” and “good reason” under “Potential Post Employment Payments” — “Severance Agreements” commencing on page 35.)

The Compensation Committee has principal responsibility for setting the compensation for our named executive officers and other senior officers. The Compensation Committee annually retains Mercer as a compensation consultant to review the compensation payable to our named executive officers. The assignments to Mercer are made by the Chairman of the Compensation Committee. To assist the Compensation Committee in its compensation discussions and decisions, which includes salary levels, targeted annual incentive awards, LTIP targeted performance-based cash incentive awards for multi-year periods, financial measurements for incentive awards, and equity awards, as discussed below, Mercer presents compensation information compiled from proxy data and Forms 8-K from companies in a comparator group of companies developed by Mercer with input from management. This information includes annual base salary, annual bonuses, long-term incentives, including stock option and equity awards, and targeted long-term incentive performance plan awards.
To assist the Compensation Committee in its compensation discussions and decisions for 2017, Mercer utilized compensation information from a comparator group of companies that consisted of the following 19 public companies engaged in providing specialty contracting, general construction, facilities, and industrial services, and/or manufacturing of electrical, HVAC and other construction products. Such companies have financial characteristics similar to ours, are organized similarly to the way we are, are focused, in large part, on United States markets as we are, and are companies with which we may compete for management talent. We refer to such companies as “Comparator Companies.”
ABM Industries Incorporated
AECOM Technology Corporation
Chicago Bridge & Iron Company N.V.
Colfax Corporation
Dycom Industries, Inc.
Flowserve Corporation
Fluor Corporation
General Cable Corporation
Granite Construction Incorporated
Jacobs Engineering Group Inc.
KBR, Inc.
Lennox International Inc.
MasTec, Inc.
Owens Corning
Pentair plc
Quanta Services, Inc.
Regal Beloit Corporation
Tetra Tech, Inc.
Tutor Perini Corporation
Each year the Compensation Committee reviews the annual salaries of, and considers annual incentive awards for, our Chief Executive Officer and our other named executive officers. It also reviews the annual salaries of our other officers and employees and those of our subsidiaries whose proposed annual base salary is $400,000 or more. Our Chief Executive Officer participates in portions of the Compensation Committee’s meetings to make recommendations to the Compensation Committee for salary adjustments and for the payment of annual incentive awards. Payments of annual incentive awards for 2017 for the named executive officers are set forth in the Summary Compensation Table on page 28 and were based upon our performance in meeting pre-established financial objectives for the year and an evaluation of the individual named executive officer’s performance in meeting his/her pre-established personal goals and objectives for the year. The Compensation Committee considers our Chief Executive Officer’s recommendations regarding salary adjustments and payment of annual incentive awards, considers the compensation information with respect to the Comparator Companies provided by Mercer, arrives at its own recommendations, and then with input from our other independent directors, makes its final determination regarding salary adjustments and payment of annual incentive awards at a meeting without any members of management being present.
With respect to each fiscal year, our Chief Executive Officer meets with the Compensation Committee during the third quarter of the immediately preceding fiscal year and the first quarter of such fiscal year to discuss targeted annual incentive awards for each named executive officer and objectives for our financial performance for such fiscal year and personal goals and objectives for each named executive officer for such fiscal year upon which the payment of that year’s annual incentive awards are to be based. Targeted annual incentive awards for each of our named executive officers for the year, our financial goals for that year, and the personal goals and objectives for each such executive for that year are recommended by our Chief Executive Officer and are reviewed by and ultimately established by the Compensation Committee, together with input from our other independent directors and Mercer, at a meeting without any members of management present.
Because, as discussed below, (a) our annual incentive awards to named executive officers are capped at no more than 250% of annual base salary and (b) our equity awards provide for the award of stock units vesting, generally, in three years, and the potential of a cash award depending on earnings at the end of the three year period, our Board does not believe our named executive officers are encouraged to take excessive or unnecessary risk. In addition, our Board does not believe that our compensation policies and practices for employees generally are reasonably likely to have a material adverse effect on the Company.
Incentive awards based upon our financial results are made under our Annual Incentive Program and our Long Term Incentive Plan, subject to the performance terms and other applicable provisions of our Key Executive Incentive Bonus Plan and our 2010 Incentive Plan.
At our 2017 annual meeting of stockholders over 95% of the shares present at the meeting and voting “For” or “Against” were cast in favor of a resolution to approve, on an advisory basis, the compensation of our named executive officers as set out in our proxy statement for that meeting. Given this percentage of votes in favor of our executive compensation, the Compensation Committee determined that our stockholders strongly support our current compensation policies and programs and decided to keep our compensation practices in place for 2017.
Annual Base Salary
Annual base salary serves as a foundation of our compensation program. We determine the other key components of the program with reference to base salary, including annual and long-term incentives and termination payments.
We intend annual base salary and perquisites to reward the expertise and experience and sustained performance of our named executive officers, each of whom has been with us for more than ten years. Base salaries are reviewed annually, and we have generally increased named executive officer salaries to reflect promotions or increased responsibilities and cost of living increases, when appropriate, and to remain competitive with base salaries paid by Comparator Companies. For 2017, the base salaries of our named executive officers, Messrs. Anthony J. Guzzi, our President and Chief Executive Officer, Mark A. Pompa, our Executive Vice President and Chief Financial Officer, R. Kevin Matz, our Executive Vice President — Shared Services, and Ms. Maxine L. Mauricio, our Senior Vice President, General Counsel, and Corporate Secretary were increased by approximately 2.7%, 3.0%, 2.8% and 2.8%, respectively.
Annual Incentive Program
Annual cash incentive awards under our Key Executive Incentive Bonus Plan form a significant element of the Annual Incentive Program. For more than the past fifteen years, named executive officer annual incentive awards have been based, in large part, on pre-established annual financial results emphasizing pay-for-performance. We expect annual incentive awards to motivate our named executive officers to improve performance on an annual basis. We believe such performance improvements should lead to sustained growth and ultimately to enhanced stockholder value.
For 2017, each named executive officer had a targeted annual incentive award based on 2017 financial targets as well as his/her meeting certain pre-established personal goals and objectives. The maximum potential aggregate annual incentive awards payable for 2017 to Mr. Guzzi and Mr. Pompa were 250% and 220%, respectively, of their respective 2017 base salaries and to Mr. Matz and Ms. Mauricio were 200% of their respective 2017 base salaries. We refer to a named executive’s maximum potential aggregate annual incentive awards sometimes as his/her “Maximum Potential Incentive Award.”

For Messrs. Guzzi and Pompa, their 2017 targeted annual incentive awards, based upon our meeting certain financial measurements for 2017, were 125% and 110%, respectively, of their respective annual base salaries, and for Mr. Matz and Ms. Mauricio, their 2017 targeted annual incentive awards, based upon our meeting those 2017 financial measurements, were 100% of their respective 2017 annual base salaries. We refer to this targeted annual incentive award sometimes as the “Financial Target Bonus.” The exact amount of each named executive officer’s 2017 annual incentive award that we would pay based on our financial performance ranged from 0% to the maximum percentage of his/her annual base salary indicated in the immediately preceding paragraph, depending on our 2017 earnings per share and the ratio of our 2017 positive operating cash flow to our 2017 operating income. When we refer to earnings per share with respect to our Annual Incentive Program, we mean earnings per share on a diluted basis from continuing operations. However, in calculating such 2017 earnings per share and operating income for purposes of determining annual incentive awards there was, as provided in the program, to be excluded from such calculations (a) non-cash charges directly associated with the write-down of balance sheet values of assets, (b) investment banking, consulting, legal, and accounting fees and related disbursements directly associated with any proposed or consummated (i) sale or disposition of Company assets or securities or (ii) acquisition or investment, (c) the effect of any changes in statutory tax rates from those in effect on March 15, 2017, (d) restructuring charges due to a sale or closure of a subsidiary’s business, inclusive of the U.K., (e) the cumulative effect of any change in accounting principles, (f) certain charges relating to withdrawal liabilities in connection with multi-employer pension plans and specific surcharges assessed by any multi-employer pension plan related to supplemental contributions (i.e., lump sum type contributions and not an increase in the hourly contribution rate) to ameliorate an underfunding in such plan and (g) income or losses from discontinued operations. For the purpose of calculating operating cash flow, amounts that are the subject of clauses (a) through (g) above were, as provided in the program, to be excluded from such calculation.
Mr. Guzzi, together with certain other named executive officers, developed proposed 2017 financial measurements on which to base the payment of the annual incentive awards based on financial measurements under our Key Executive Incentive Bonus Plan. Mr. Guzzi then proposed to the Compensation Committee the financial measurements. Our Compensation Committee considered the recommendations and established financial measurements for those annual incentive awards in March 2017, taking into account the recommendations of management, the report of Mercer, our 2017 budget, and annual earnings per share guidance for 2017 that we provided to the equity markets. No annual incentive award based on these financial measurements was to be payable unless we achieved earnings per share for 2017 (adjusted to exclude certain charges as described above, which earnings per share we refer to herein as “adjusted earnings per share”) in excess of  $2.30 and 2017 positive operating cash flow (adjusted to exclude certain charges as described above, which cash flow we refer to herein as “adjusted positive operating cash flow”) of at least 20% of 2017 operating income (adjusted to exclude certain charges as described above, which operating income we refer to herein as “adjusted operating income”). Consequently, the financial measurements emphasized earnings as well as positive operating cash flow — a measure of quality of earnings — and we linked it to guidance we provided to the equity markets. In 2017, Mercer undertook a comprehensive review of such financial measurements in order to assess whether or not they continued to meet our goals and objectives with respect to our Annual Incentive Program and to aid the Compensation Committee in determining whether the measurements should be changed. Mercer examined the measurements, the total incentive awards payable under the program and what was actually paid, as well as the performance of the Company and its Common Stock versus the Comparator Companies. Mercer concluded that the financial measurements continued to be the most appropriate means to incentivize and retain our executives.
The 2017 incentive award based on financial measurements, which could have been awarded to a named executive officer, whether at, above, or below his/her 2017 Financial Target Bonus, was determined in accordance with a matrix adopted by the Compensation Committee, which we refer to as the “Matrix” and which took into account 2017 adjusted earnings per share and the ratio of 2017 adjusted positive operating cash flow to 2017 adjusted operating income (the “2017 Cash Flow Ratio”). For example, if our 2017 adjusted earnings per share had been $3.15, then, in accordance with the Matrix, the named executive officer’s 2017 Financial Target Bonus could have been awarded to him/her only if the 2017 Cash Flow Ratio was 60%. If 2017 adjusted earnings per share had been less than $3.15 (but greater than $2.30), each named executive officer could have been awarded an annual incentive award based on financial measurements, in accordance with the Matrix, greater or less than his/her Financial Target Bonus, the amount of which would depend upon the 2017 adjusted earnings per share and the 2017 Cash Flow Ratio (provided the 2017 Cash Flow Ratio was at least 20%). If 2017 adjusted earnings per share had been greater than $3.15, each named executive officer could have been awarded an annual incentive award based on financial measurements, in accordance with the Matrix, greater or lesser than his/her Financial Target Bonus, the amount of which would depend upon the 2017 adjusted earnings per share and upon the 2017 Cash Flow Ratio. The exact amount of this incentive award was determined by the intersection on the Matrix of 2017 adjusted earnings per share and the 2017 Cash Flow Ratio. In no event could an incentive award based on financial measurements have exceeded the named executive officer’s Maximum Potential Incentive Award. However, if, as indicated above, 2017 adjusted earnings per share had not been in excess of    $2.30, or if the 2017 Cash Flow Ratio had been less than 20%, no annual incentive award based on financial measurements could have been paid to any named executive officer.
For 2017, our adjusted earnings per share were $4.06, and our 2017 Cash Flow Ratio was approximately 94% which, in accordance with the Matrix, permitted payment to each named executive officer of the following approximate percentages of his/her 2017 annual base salary as an incentive award in respect of our 2017 financial performance: Mr. Guzzi, 250%; Mr. Pompa, 220%; and Mr. Matz and Ms. Mauricio, each 200%. This was the actual annual incentive award made by the Compensation Committee to each named executive officer for 2017 in respect of our financial performance and represented the Maximum Potential Incentive Award. A summary of the Matrix containing key threshold levels is set forth below.
Adjusted Earnings per Share	Threshold $2.30	Target $3.15	Maximum $4.04
Cash Flow Ratio 100%	0%	120%	330%(1)
Cash Flow Ratio 60%	0%	100%	275%(1)
Cash Flow Ratio 20%	0%	40%	110%

(1)
While the Matrix contains these percentages, the Maximum Potential Incentive Award for the named executive officers would be as follows: Mr. Guzzi, 250%; Mr. Pompa, 220%; and for each of Mr. Matz and Ms. Mauricio, 200%.

In addition, as indicated above, under our Annual Incentive Program, during the first quarter of each calendar year, our Chief Executive Officer proposes for each of our other named executive officers such officer’s personal goals and objectives for the year, which are in addition to his/her normal duties and responsibilities. The Compensation Committee reviews those goals and objectives, which are subject to its approval. In the case of our Chief Executive Officer, the Compensation Committee and our Chief Executive Officer agree on his annual personal goals and objectives. Under the program, if a named executive is not paid the Maximum Potential Incentive Award based solely on financial measures, then we may pay such named executive officer an award based upon his or her personal goals and objectives; provided that in any case, such an award may not exceed 20% of the total award paid to such named executive officer. In 2017, we did not pay any amounts to our named executive officers based upon personal goals and objectives as they were paid their Maximum Potential Incentive Award based upon solely financial measurements.
For 2017, the personal goals and objectives for the named executive officers were:
Anthony J. Guzzi, President and CEO
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Continue the focus on tone at the top throughout EMCOR and our organization. With our senior staff and appropriate segment leadership, reinforce our values of  “Mission First, People Always.”

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Refine our strategic plan with our senior leadership with a special focus on acquisitions and our acquisition and due diligence processes, which continue to improve.

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Execute succession management plan and recruiting as part of our senior leadership development.

Mark A. Pompa, Executive Vice President and CFO
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Continue the focus on tone at the top throughout EMCOR and our organization. With our senior staff and appropriate segment leadership, reinforce our values of  “Mission First, People Always.”

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Refine our strategic plan with our senior leadership with a special focus on acquisitions and our acquisition modeling and financial due diligence.

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Build strength and improve our treasury and risk functions. Continue to play an active role in key subsidiary and segment financial leadership succession planning and hiring.

R. Kevin Matz, Executive Vice President — Shared Services
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Continue the focus on tone at the top throughout EMCOR and our organization. With our senior staff and appropriate segment leadership, reinforce our values of  “Mission First, People Always.”

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Refine our strategic plan with our senior leadership with a special focus on acquisitions and our acquisition and due diligence processes, which continue to improve.

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Successfully integrate and nurture new leadership in safety and quality group and develop a roadmap to increase our information technology effectiveness. Conduct IT roadmap reviews in each segment.

Maxine L. Mauricio, Senior Vice President, General Counsel and Corporate Secretary
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Continue the focus on tone at the top throughout EMCOR and our organization. With our senior staff and appropriate segment leadership, reinforce our values of  “Mission First, People Always.”

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Refine our strategic plan with our senior leadership with a special focus on acquisitions and our acquisition modeling and financial due diligence.

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Successfully build out our legal support structure with special emphasis on segment legal leadership. Successfully onboard our new assistant general counsel.

Each year’s incentive awards paid to named executive officers on the basis of financial measurements and achievement of their respective personal goals and objectives follows our Chief Executive Officer’s report to the Compensation Committee of our annual financial results and how each named executive officer performed in meeting his/her personal goals and objectives. The Compensation Committee, with guidance from Mercer and with input from the other independent directors, then determines the amounts to be paid to each named executive officer as his/her annual incentive awards. The final determination of the annual incentive awards are made without any members of management present.
Under the terms of the program, the Compensation Committee could have, in its sole discretion, for 2017, reduced the payment of any named executive officer’s annual incentive award based on financial measurements even though those financial measurements called for payment of the percentages provided for in the Matrix. In the exercise of its discretion the Compensation Committee could have taken into account whatever factors it deemed appropriate in exercising negative discretion. In December 2017, the Compensation Committee waived its right to exercise negative discretion with respect to the named executive officers’ 2017 annual incentive awards.
The 2017 aggregate annual incentive award made to each named executive officer was the Maximum Potential Incentive Award payable to such officer and represented the following percentage of his/her respective 2017 base salary: Mr. Guzzi, 250%; Mr. Pompa, 220%; and Mr. Matz and Ms. Mauricio, each, 200%.
Long Term Incentive Plan
We provide a significant portion of our named executive officers’ compensation through our Long Term Incentive Plan, which we refer to as the “LTIP.” The LTIP provides incentives which foster executive recruitment and retention, reward long-term financial performance, and align management and stockholder interests. Before we adopted the LTIP, Mercer advised the Compensation Committee that the LTIP as proposed should accomplish these objectives with its focus on long-term financial performance, cash and equity awards competitive with those granted by Mercer’s list of Comparator Companies, and use of equity for alignment with stockholder returns. In 2017, Mercer undertook a comprehensive review of the LTIP, which included an analysis of the factors used to determine the performance portion of the award and whether or not to increase or decrease the equity to cash ratio set forth in the plan. Mercer concluded that that the LTIP continued to meet its original objectives and thus, recommended that no changes be made to it.
The LTIP provides the methodology for computing a number of restricted stock units annually granted to executives participating in the LTIP, including our named executive officers. The LTIP also provides for the grant of cash awards which, as set forth in the LTIP, are based upon us achieving an earnings per share objective for a measurement period of three years. The earnings per share objectives for measurement periods are, in accordance with the LTIP, set by the Compensation Committee after receiving recommendations of our Chief Executive Officer. The LTIP was proposed by management, reviewed by the Compensation Committee’s consultant Mercer and, after review and modification by the Compensation Committee, approved by it and the other independent directors.
Annually, during the first quarter of each year, the Compensation Committee establishes the LTIP earnings per share objective for a three year period commencing with that year, and LTIP targeted awards for each such executive. Those targeted awards are recommended by our Chief Executive Officer, and are reviewed by and ultimately established by the Compensation Committee, based upon the report of Mercer and with input from the other independent members of the Board.
Each participant in the LTIP, including each named executive officer, is entitled each year to an award based on a multiplier (or percentage), which we refer to as the “Multiplier,” of his/her annual base salary rate at the end of the previous year. We refer to this award as the “LTIP Target Bonus.”
Specifically, the LTIP Target Bonus consists of:
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an annual award of a number of restricted stock units to senior executives, including the named executive officers. This is the retention component. This number of stock units (in respect of which an equal number of shares of our Common Stock will be issued) generally vests on the third anniversary of the grant date of the stock units. The named executive officer is to receive a number of shares of our Common Stock equal in number to his/her annual grant of stock units approximately three years from the grant date as well as additional shares of our Common Stock equal to the cash dividends, if any, that have been paid with respect to the Common Stock underlying the stock units awarded. The named executive officer will receive these shares, including the aforementioned dividend equivalent shares, only if he/she continues to be employed by us through the third anniversary of the grant date, unless his/her employment is terminated by us without cause, by him/her for good reason, or by reason of his/her death or permanent disability or retirement at age 65 or older, in which case he/she would receive those shares following the occurrence of that event. (We have set forth the definition of the terms “cause,” “good reason” and “permanent disability” commencing on page 38 in the Section entitled “Potential Post Employment Payments” — “Long Term Incentive Plan.”) Thus, a meaningful portion of the named executive officer’s total compensation is tied to our stock performance; and

•
an award of a potential performance-based cash incentive award, which we refer to sometimes as the “LTIP Cash Target Bonus,” and which is the performance component. This component provides for the annual establishment of three year measurement periods. The award year and the two ensuing years make up each measurement period. Each named executive officer may receive a performance-based cash incentive award, depending upon how closely our actual aggregate earnings per share for the three year measurement period compare to a pre-established earnings per share objective for that measurement period. The Compensation Committee sets the earnings per share objectives. When we refer to “earnings per share” with respect to our LTIP, we mean earnings per share on a diluted basis. However, earnings per share with respect to three year measurement periods are to be computed without giving effect to (a) non-cash charges directly associated with the write-down of balance sheet values of assets, (b) investment banking, consulting, legal, and accounting fees and related disbursements directly associated with any proposed or consummated (i) acquisition or investment or (ii) sale or disposition of Company assets or securities, (c) the effect of any changes in statutory tax rates from those in effect on March 29, 2010, (d) restructuring charges due to a sale or closure of a subsidiary’s business, (e) the cumulative effect of any change in accounting principles, (f) with respect to three year measurement periods commencing on or after January 1, 2012, charges relating to withdrawal liabilities in connection with multi-employer pension plans and lump sum type surcharges (as opposed to increases in hourly contribution rates) assessed by any multi-employer pension plan to ameliorate an underfunding in such plan, and (g) with respect to three year measurement periods commencing on or after January 1, 2016, income or losses from discontinued operations. The Compensation Committee may also, within the first 90 days of the commencement of a three year measurement period, adjust any such period’s earnings per share to omit the impact on such earnings per share of extraordinary items, gains or losses on the acquisition or disposal of a business, and/or unusual or infrequently occurring events and transactions, in each case to the extent permitted under Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to herein as the “Code.” We use the three year measurement period to extend a named executive officer’s focus over multiple-year periods. This is intended to help achieve positive sustained long-term financial results and to align the named executive officer’s interests with longer-term stockholder interests. If we achieve 100% of the earnings per share objective that the Compensation Committee has established for a measurement period, the named executive officer will receive 100% of his/her LTIP Cash Target Bonus. If we achieve 50% of the earnings per share objective for a measurement period, the named executive officer will receive 50% of his/her LTIP Cash Target Bonus. If we fail to achieve our minimum objectives of at least 50% of the pre-established earnings per share objective for a measurement period, no performance-based cash incentive award is payable in respect of that measurement period. If we achieve 120% or more of the pre-established earnings per share objective for a measurement period, the named executive officer will receive 200% of his/her LTIP Cash Target Bonus. For earnings per share falling between 50% and 100% of the earnings per share objective for the measurement period or between 100% and 120% of the earnings per share objective, the percentage of his/her LTIP Cash Target Bonus is interpolated from 50% to 100% of his/her LTIP Cash Target Bonus and from 100% to 200% of his/her LTIP Cash Target Bonus, respectively. The named executive officer would not be entitled to any performance-based cash incentive award for any measurement period in which his/her employment is terminated by us for cause or in which he/she leaves our employment without good reason. However, if, during a measurement period, his/her employment is terminated by us without cause, by him/her for good reason or by reason of his/her death, permanent disability or retirement at age 65 or older, he/she would, nevertheless, be entitled to a pro rata amount of the performance-based cash incentive award that he/she would have received had he/she been employed by the Company for that measurement period.
The Compensation Committee believes this LTIP two-part retention and performance program provides a balance between market-based incentives and multi-year financial-based awards. Market-based incentives, such as equity awards, provide a strong link to stockholder value creation. Financial-based awards based upon multi-year periods provide a direct link to long-term corporate performance.
In addition, the Board believes that because part of each LTIP award is in restricted stock units generally vesting three years from the grant date and the balance is payable in cash based on the Company’s financial performance over a three year period, which amount is capped based on a percentage of annual base salary rate, the LTIP does not encourage excessive or unnecessary risk taking by participants in the LTIP, including our named executive officers.
Under the terms of the LTIP, in 2015 the Compensation Committee established a measurement period consisting of calendar years 2015, 2016 and 2017 pursuant to which performance-based cash incentive awards may be paid to LTIP participants, including our named executive officers. The actual amount paid in respect of each participant’s LTIP Cash Target Bonus for this measurement period (50% of the product of his/her Multiplier and his/her annual base salary rate as of December 31, 2014) was dependent upon how our Company’s earnings per share for that period compared to the earnings per share objective for the period, which was $7.60 per share. Because our aggregate earnings per share for the

2015 – 2017 measurement period was $9.89, approximately 130% of the $7.60 earnings per share objective for that measurement period, in accordance with the LTIP, each named executive officer, as well as each other participant in the LTIP, was paid in March 2018, 200% of his/her LTIP Cash Target Bonus. The amount of the LTIP cash payment to each named executive officer is included under the “Non-Equity Incentive Plan Compensation” column for 2017 of the Summary Compensation Table on page 28.
The Multiplier for each named executive officer, which is set out in the LTIP (subject to change annually by the Compensation Committee for each named executive officer), for 2017, was as follows: Mr. Guzzi — 395%; Mr. Pompa — 225%; Mr. Matz — 200%; and Ms. Mauricio — 150%. Based upon compensation information provided by Mercer regarding awards to senior executives of Comparator Companies, the Compensation Committee concluded that the Multiplier for each named executive officer, when applied to a percentage of his/her annual base salary rate as of the end of the previous year, resulted in an LTIP Target Bonus for each named executive officer which was competitive with that provided by Comparator Companies.
On January 3, 2017, pursuant to the terms of the LTIP, each named executive officer, as well as each other participant in the LTIP, was awarded a number of stock units entitling him/her to receive in February 2020 an equal number of shares of our Common Stock provided he/she is continuously employed by us through January 3, 2020. However, if his/her employment is terminated by us without cause, by him/her for good reason, or by reason of his/her death, permanent disability or retirement at age 65 or older, he/she will, nevertheless, be entitled to those shares. The number of stock units awarded to each named executive officer was determined by dividing 50% of the product of the named executive officer’s then Multiplier and his/her annual base salary rate as of December 31, 2016 by the closing price of a share of our Common Stock on the New York Stock Exchange on January 3, 2017. The aggregate grant date fair value of the stock units awarded in 2017 to each named executive officer based on Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 is included under the “Stock Awards” column for 2017 of the Summary Compensation Table on page 28 and under the “All Other Stock Awards: Grant Date Fair Value of Stock Awards” column of the Table entitled “Grants of Plan-Based Awards For Fiscal Year 2017” on page 31.
In March 2017, under the LTIP, the Compensation Committee also established for the measurement period consisting of the 2017 – 2019 calendar years an earnings per share objective of $9.25. Each named executive officer’s LTIP Cash Target Bonus for that measurement period is 50% of the product of his/her annual base salary rate as of the end of 2016 and his/her Multiplier. The amounts set out in the Table entitled “Grants of Plan-Based Awards for Fiscal Year 2017” on page 31 identified with footnote (4) indicates the range of LTIP performance-based cash incentive awards each named executive officer may receive in respect of the 2017 – 2019 measurement period if we achieve for that measurement period (i) the minimum earnings per share objective of $4.63, (ii) the earnings per share objective of $9.25, or (iii) at least 120% of the earnings per share objective, or $11.10. As indicated earlier, if we do not achieve the minimum earnings per share objective for the 2017 – 2019 measurement period, we will not pay any of the LTIP performance-based cash incentive awards identified in the Grants of Plan-Based Awards in Fiscal Year 2017 Table.
In December 2015, the Board adopted the EMCOR Group, Inc. Executive Compensation Recoupment Policy (the “Recoupment Policy”) that provides, in the case of an accounting restatement to correct an error that is material to previously issued financial statements under the securities laws, the Board shall generally seek reimbursement for all cash or equity-based bonuses or other cash or equity-based incentive compensation that was granted, earned or became vested in whole or in part upon the attainment of any financial reporting measure during the three completed fiscal years immediately preceding the required financial restatement date to the extent such bonuses or other incentive compensation would have been less had such bonuses or other incentive compensation been calculated based on the restated financial results. The Compensation Committee adopted an amendment to the LTIP to implement the application of the Recoupment Policy to the LTIP.
Special Equity Awards
In October 2015, the Compensation Committee awarded to Mr. Guzzi 52,600 restricted stock units entitling him to receive an equal number of shares of our Common Stock provided he is employed by us until October 28, 2019. In June 2017, the Compensation Committee awarded to Mr. Pompa 45,000 restricted stock units entitling him to receive an equal number of shares of our Common Stock provided he is employed by us until June 30, 2022. If the employment of Mr. Guzzi or Mr. Pompa is terminated by us without cause, if either terminates his employment with us for good reason, if there is a change in control of the Company, or if either dies or is permanently disabled, then he or his estate shall be promptly issued those shares. In the event of a termination of Mr. Guzzi’s or Mr. Pompa’s employment by us for cause or by him without good reason all his stock units will be forfeited. The terms “cause,” “good reason,” “change of control,” and “permanent disability” are substantially the same as those terms are described commencing on page 38 under “Potential Post Employment Payments” — “Long Term Incentive Plan.” In granting these awards to Messrs. Guzzi and Pompa, the Compensation Committee took into account compensation information provided by Mercer regarding equity awards to executive officers of Comparator Companies and determined such awards were appropriate in order to bring their equity compensation in line with such executive officers. In addition, the Compensation Committee considered the important roles played by Mr. Guzzi and Mr. Pompa and determined that the “cliff” vesting aspect of such equity grants is essential to the retention of those executive officers.
Percentage of Incentive Compensation
We believe our annual cash and LTIP incentive awards motivate our named executive officers to seek sustained positive financial performance. A significant portion of the named executive officers’ compensation is incentive compensation based on objective financial performance. The equity awards expose management to the risk that our stock value will go down and are conditioned on the named executive officer staying employed with us for a significant period of time.
For 2017, the percentages of targeted incentive compensation to total targeted compensation (including stock units) of the named executive officers ranged from approximately 25% to 51%, and the equity component percentage of the named executive officers’ total targeted compensation (including stock units) ranged from approximately 20% to 62%. Of their 2017 total targeted compensation (including stock units), the percentages of total target compensation that were forfeitable ranged from approximately 40% to 74%.
Corporate Tax Deduction on Compensation in Excess of  $1 Million a Year
Section 162(m) of the Code (“Section 162(m)”) generally limits the deduction a public corporation may claim for certain executive compensation. Prior to the Tax Cuts and Jobs Act (the “Tax Reform Law”) that was enacted on December 22, 2017, the limitation ($1 million per executive for any year) applied only to compensation with respect to the corporation’s chief executive officer and its three most highly compensated executive officers other than the chief executive officer and the chief financial officer and certain performance-based compensation could qualify for an exemption from this deduction limit if it satisfied certain conditions under Section 162(m). Effective for taxable years beginning after December 31, 2017, the Tax Reform Law expanded the deduction limitation to apply to a corporation’s chief financial officer and repealed the exemption for performance-based compensation except for certain grandfathered compensation arrangements.
While we designed much of our annual incentive awards and the LTIP performance-based cash incentive awards to qualify for an exemption from the limitation on deductible compensation, not all the annual incentive awards and LTIP awards were eligible to qualify for the performance-based exemption under Section 162(m). To the extent a named executive officer’s annual incentive award was paid based on achievement of his/her personal goals and objectives, such portion of the award would not qualify for the exemption under Section 162(m). Awards of stock units, which vest over the passage of time, also did not qualify for an exemption under Section 162(m). The Compensation Committee historically did not require that all compensation qualify for an exemption under Section 162(m) because it believed that it was important to preserve flexibility in granting awards that met the objectives of our compensation programs, which has resulted in awards that did not qualify for an exemption from the Section 162(m) deduction limitation.
The Compensation Committee considered, and will continue to consider, the effect of Section 162(m), including the changes under the Tax Reform Law, among other factors, in developing and implementing our executive compensation program. The Compensation Committee will continue in its discretion to approve compensation consistent with its executive compensation philosophy and objectives that may or may not be fully deductible under Section 162(m).
Accounting Treatment
When designing the elements of compensation, the Compensation Committee considers the impact of accounting treatment and avoids structuring equity awards that would require that they be marked to market at the end of each accounting period, as those types of awards could result in additional expense to the Company or additional net income to the Company dependent upon their periodic change in value. However, the Compensation Committee may determine in its sole discretion to grant equity awards that may be subject to liability accounting treatment.
Retirement Plans, Severance Arrangements, and Change of Control Agreements
Retirement Plans
Until 2013 we provided our retirement benefits solely through our 401(k) Plan, pursuant to which we made a matching contribution of  $13,905 for the account of each named executive officer for 2017. We based the amount of our contribution for named executive officers on a formula set forth in the terms of the 401(k) Plan that applies to all employees participating in such plan.
Effective with calendar year 2013, we adopted our Voluntary Deferral Plan, a non-qualified deferred compensation plan offered to a select group of employees with annual salaries of at least $175,000, including our named executive officers. See the Table under “Non-Qualified Deferred Compensation” on page 34 and the accompanying narrative disclosure for information regarding deferrals and Company credits made in respect of 2017.
Severance Arrangements
In light of our modest retirement benefits and the existence of employment agreements for several years with our named executive officers, other than Mr. Guzzi (who did not join us until October 2004) and Ms. Mauricio (who did not become a named executive officer until 2016), which employment agreements we decided not to renew when they expired on December 31, 2004, the Compensation Committee decided to enter into severance agreements with our then named executive officers in 2005. In 2016, the Company entered into a severance agreement with Ms. Mauricio. The terms of the severance agreements reflected market practice and advice provided to the Compensation Committee by Mercer and outside counsel engaged by the Compensation Committee and generally took into account the named executive officer’s past accomplishments. Each such agreement provides that if the named executive is terminated without cause or if he/she terminates his/her employment for good reason, he/she will be entitled to a severance benefit equal to (a) two years of his/her annual base salary and (b) a prorated amount of his/her annual incentive awards.
The severance agreements and other enhanced severance benefits referred to in this Section as well as the terms “cause” and “good reason” are described commencing on page 35 under “Potential Post Employment Payments” — “Severance Agreements.”
In addition, if the named executive officer is terminated without “cause,” he/she terminates his/her employment for “good reason” or his/her employment is terminated by reason of his/her permanent disability, as those terms are defined on page 38 under “Potential Post Employment Payments” — “Long Term Incentive Plan,” or if the named executive officer dies or retires at age 65 or older, we will under the LTIP provide such named executive officer with:
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all the shares issuable in respect of his/her LTIP stock units no later than six months after the named executive officer’s termination date; and

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with respect to each measurement period then in effect, a prorated amount of the LTIP performance-based cash incentive award that he/she would have received had he/she remained in our employ during the entire measurement period.

Change of Control Agreements
Each of our named executive officers is a party to a change of control agreement so that if we experience a change of control we can provide security to our named executive officers during the period of change of control in order that they can focus on our business and make decisions which are in our best interests and the best interests of our stockholders, even if such decisions lead to their departure, and in order that we may retain these individuals during that period and the transition to new ownership.
These change of control agreements provide for enhanced severance benefits if, within two years of the date we experience a change of control, the executive terminates his/her employment for good reason or the executive’s employment is terminated involuntarily, other than for cause, death or permanent disability. The enhanced severance benefits payable in the event of severance after a change of control are described under “Potential Post Employment Payments” — “Change of Control Arrangements” commencing on page 41. If severance benefits are paid to a named executive officer under a change of control agreement, no payments are to be made to him/her under his/her severance agreement. The terms and provisions of the change of control agreements reflect competitive market practices and advice provided by outside counsel to the Company and were not derived primarily from a negotiation process with our executives. The term “change of control” as used in the change of control agreements is defined commencing on page 42.
Excise Tax Gross-Ups
The severance payments and other payments and benefits our named executive officers would receive in connection with a change of control could trigger an excise tax, payable by our named executive officers. In that case, under the terms of the change of control agreements (other than the change of control agreement with Ms. Mauricio), we are to make gross-up payments to our named executive officers so that they receive the same economic benefit they would have received if the excise tax were not imposed. These gross-up payments would be provided even though we cannot deduct them from our own taxable income, because we believe our named executive officers should receive the full economic benefit of the protections we have offered them. Ms. Mauricio is not entitled to a gross-up payment under the terms of her change of control agreement executed in 2016.
COMPENSATION COMMITTEE REPORT
The following is the report of the Compensation and Personnel Committee for the year ended December 31, 2017.
We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with EMCOR’s management.
Based on the review and discussions referred to in the immediately preceding paragraph, we recommended to EMCOR’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into the Company’s Form 10-K for the year ended December 31, 2017.
By:
Compensation and Personnel Committee

John W. Altmeyer, Chairman
M. Kevin McEvoy
Steven B. Schwarzwaelder
Michael T. Yonker

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2017, the Compensation Committee was responsible for matters concerning executive compensation.
Messrs. Altmeyer, Hamm, McEvoy, Ryan, Schwarzwaelder and Yonker served as members of the Compensation Committee during 2017.
No person who was a member of the Compensation Committee during 2017:
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was at any time during 2017 an officer or employee of ours or any of our subsidiaries;

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was formerly an officer of ours or of any of our subsidiaries; or

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has or had any relationship requiring disclosure by us under any paragraph of Item 404 of Regulation S-K of the Securities and Exchange Commission.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
The following Table sets forth information with respect to the compensation of our Chief Executive Officer, our Chief Financial Officer, and our other executive officers during 2017, who we refer to collectively as the “named executive officers,” based on total compensation for fiscal 2017.
Summary Compensation Table for Fiscal Years 2017, 2016 and 2015

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Anthony J. Guzzi President andChief Executive Officer	2017	$1,100,000	—	$2,115,212	—	$6,386,000	$125,927	$9,727,139
	2016	$1,071,000	—	$1,889,960	—	$5,470,500	$143,055	$8,574,515
	2015	$1,050,000	—	$4,318,055	—	$4,079,250	$147,326	$9,594,631
Mark A. Pompa Executive Vice President and Chief Financial Officer	2017	$690,000	—	$3,695,838	—	$2,463,000	$92,202	$6,941,040
	2016	$670,000	—	$568,736	—	$2,343,250	$82,789	$3,664,775
	2015	$650,000	—	$472,484	—	$1,499,025	$94,284	$2,715,793
R. Kevin Matz Executive Vice President, Shared Services	2017	$545,000	—	$529,954	—	$1,840,000	$104,580	$3,019,534
	2016	$530,000	—	$450,614	—	$1,751,125	$109,440	$2,841,179
	2015	$515,000	—	$374,961	—	$1,123,275	$112,537	$2,125,773
Maxine L. Mauricio Senior Vice President, General Counsel and Corporate Secretary(4)	2017	$437,000	—	$318,709	—	$1,144,000	$72,203	$1,971,912
	2016	$425,000	—	$265,614	—	$978,250	$67,040	$1,735,904
	2015	$285,000	—	$134,970	—	$301,063	$125,839	$846,872

(1)
Stock awards reflected in this Table represent for 2015, 2016, and 2017 aggregate grant date fair value for stock units computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, disregarding the effect of potential forfeitures. There can be no assurance that these amounts will be realized. These stock awards consist of, for 2015, 2016, and 2017, time-based stock units granted under our Long Term Incentive Plan (“LTIP”), and in the case of Mr. Guzzi, 52,600 additional time-based stock units awarded to him in October 2015, which such stock units will vest in October 2019, and in the case of Mr. Pompa, 45,000 additional time-based stock units awarded to him in June 2017, which such stock units will vest in June 2022.

(2)
The amounts reported in this column for each year include annual incentive awards earned in such year but paid in cash in the subsequent year. These annual incentive awards earned in 2017 for each of the named executive officers are as follows: Mr. Guzzi, $2,750,000; Mr. Pompa, $1,518,000; Mr. Matz, $1,090,000; and Ms. Mauricio, $874,000. The amounts reported in this column for each year also include amounts paid in the subsequent year under the LTIP in respect of LTIP Cash Target Bonuses for the measurement period ending during such year. These LTIP amounts for each of the named executive officers for the 2015 – 2017 measurement period were as follows: Mr. Guzzi, $3,636,000; Mr. Pompa, $945,000; Mr. Matz, $750,000; and Ms. Mauricio, $270,000.

(3)
The amounts reported in this column for each named executive officer include: (a) an allowance for his/her leasing of an automobile, reimbursement for auto insurance on such vehicle, and reimbursement for the cost of maintenance and repair of such vehicle; (b) reimbursement for monthly dues in a club suitable for entertaining clients and other business contacts; (c) the value of tickets to certain sporting events; and (d) premiums paid for $10 million of excess liability insurance. The amounts in this column also include the cost of premiums paid by us for term life insurance for each named executive officer, which such amounts for 2017 were as follows: Mr. Guzzi, $15,830; Mr. Pompa, $4,279; Mr. Matz, $13,044; and Ms. Mauricio, $1,720. In addition, the amounts reported in this column include reimbursement for taxes on certain of the foregoing perquisites for each of the named executive officers, which such amounts for 2017 were as follows: Mr. Guzzi, $23,193; Mr. Pompa, $17,370; Mr. Matz, $26,048; and Ms. Mauricio, $12,921. The amounts also include matching contributions provided by us under our 401(k) Plan for the account of each named executive officer which amount for 2017 was $13,905, and matching credits provided by us under our Voluntary Deferral Plan for each named executive officer participating in such plan, which amounts for 2017 were as follows: Mr. Guzzi, $42,745; Mr. Pompa $21,630; and Mr. Matz, $14,163. No amounts are included in this column for earnings on deferred compensation because the named executive officers did not receive above-market or preferential earnings on compensation that is deferred.

(4)
Ms. Mauricio was not a named executive officer in 2015.

Proportion of 2017 Salaries to Total 2017 Compensation
The approximate percentage of each named executive officer’s 2017 base salary of his/her total 2017 compensation reported in the Summary Compensation Table above is as follows: Mr. Guzzi, 11%; Mr. Pompa, 10%; Mr. Matz, 18%; and Ms. Mauricio, 22%. There can be no assurance that the total compensation amounts reported in the Summary Compensation Table will be realized.
CEO Compensation Pay Ratio
In accordance with Item 402(u) of Regulation S-K (the “Pay Ratio Rule”), adopted by the Securities and Exchange Commission pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, using methodologies and assumptions that we determined to be reasonable and appropriate to fulfill the requirements of the Pay Ratio Rule and the instructions and guidance promulgated by the Securities and Exchange Commission, we made the following determination with respect to the fiscal year beginning January 1, 2017:
(i)
The median of the annual total compensation of all of our employees, other than our President and Chief Executive Officer, Mr. Guzzi, was $55,900;

(ii)
Mr. Guzzi’s annual total compensation, as shown in the Summary Compensation Table on page 28, was $9,727,139; and

(iii)
The ratio of Mr. Guzzi’s 2017 annual total compensation was approximately 174 times that of our median employee.

We identified our median employee based on the amount set forth as “Wages, tips and other compensation” on Form W-2 with respect to all employees who were employed by us or one of our consolidated subsidiaries on December 31, 2017. This determination excluded Mr. Guzzi and employees of subsidiaries acquired by us in 2017. In determining the median employee, we included the non-annualized base salaries of employees in our Industrial Services segment and union employees in our Mechanical and Electrical Construction segments. Because some of those employees only worked for us for a few months during 2017 and then departed after the completion of the turnaround or project, as applicable, for which they were hired, the median number is lower than it would be if we had been permitted to annualize the salaries of such employees or exclude them from the calculation. After identifying the median employee, we calculated that employee’s annual total compensation as set forth above using the same methodology we used to calculate Mr. Guzzi’s annual total compensation in the Summary Compensation Table.
Annual Incentive Awards
Under our Annual Incentive Program the Compensation Committee establishes annual corporate financial objectives and individual performance goals and objectives for each named executive officer. These objectives are the basis on which a determination is made whether the named executive officer should receive annual incentive awards and, if so, the amount of such award. The annual incentive awards for 2017 and the basis on which they were made are discussed on pages 17 through 20 under “Compensation Discussion and Analysis.” For 2017, the Maximum Potential Incentive Awards for Messrs. Guzzi and Pompa were 250% and 220%, respectively, of their respective 2017 annual base salaries and for Mr. Matz and Ms. Mauricio were 200% of their respective 2017 annual base salaries as described under “Annual Incentive Program” on page 17. These were the amounts actually paid to the named executive officers for 2017 based upon the achievement of financial objectives; thus, no amounts were paid to the executives officers based on individual performance goals and objectives. The potential payouts under the 2017 Annual Incentive Program are included under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan-Based Awards in Fiscal Year 2017 Table on page 31 and have footnote (3) next to them. The actual 2017 incentive awards, all of which were in cash, are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 28.
Long Term Incentive Plan and Special Equity Awards
Under the terms of the LTIP, for 2017, we awarded each named executive officer a number of stock units on January 3, 2017. These stock units, which generally vest in full three years from their respective award dates, represent the right to receive an equal number of shares of Common Stock, generally on or about the fourth week in February 2020.

A named executive officer has to be employed by us generally until January 3, 2020 to receive shares of our Common Stock in respect of his/her 2017 LTIP stock unit award. If a named executive officer’s employment terminates before January 3, 2020, he/she will, generally, forfeit his/her 2017 LTIP stock unit award, unless such termination is by the Company without cause or by him/her for good reason or due to his/her permanent disability, death or retirement at age 65 or older. The terms “cause,” “good reason” and “permanent disability” are defined on page 38 under “Potential Post Employment Payments” — “Long Term Incentive Plan.”
As provided in the LTIP, in January of each year we base the number of stock units that a named executive officer is to receive for that calendar year on one-half of a set percentage of his/her annual base salary rate as of the immediately preceding December 31, divided by the closing price of a share of our Common Stock as of the first business day of the year in which we award the stock units. The current percentage for each named executive officer is provided for in the LTIP (subject to change by the Compensation Committee) and was as follows in 2017: Mr. Guzzi — 395%; Mr. Pompa — 225%; Mr. Matz — 200%; and Ms. Mauricio — 150%.
The 2017 stock award values reflected in the “Stock Awards” column of the Summary Compensation Table on page 28 relate to those stock units awarded in January 2017 under the LTIP to each named executive officer. There can be no assurance that the amounts reported in the “Stock Awards” column of that Table for 2017 will be realized. The stock awards reflected in the “All Other Stock Awards” column of the Grants of Plan-Based Awards in Fiscal Year 2017 Table on page 31 represent the number of stock units awarded to each named executive officer in January 2017 under the LTIP.
We also grant potential performance-based cash incentive awards under the LTIP based on our performance for a three calendar year measurement period commencing with the award year. In 2015, we granted each named executive officer a potential performance-based cash incentive award, or LTIP Cash Target Bonus, based on our performance for a measurement period consisting of calendar years 2015 – 2017. We reached approximately 130% of our targeted financial performance for that measurement period, and, accordingly, each named executive officer was paid an amount equal to 200% of his/her LTIP Cash Target Bonus for the measurement period. The amounts paid in respect of these performance-based cash incentive awards are included for 2017 in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column on page 28.
In addition, in 2017, we granted each named executive officer an LTIP Cash Target Bonus based upon the measurement period consisting of calendar years 2017 – 2019, which is reflected in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan-Based Awards in Fiscal Year 2017 Table on page 31. We will base the payment of these awards (next to which the footnote (4) appears) on the achievement of the predetermined earnings per share objective for the measurement period consisting of calendar years 2017 – 2019. We will pay to each such named executive officer the target performance-based cash incentive award set opposite his/her respective name in the Grants of Plan-Based Awards in Fiscal Year 2017 Table on page 31 if we achieve aggregate earnings per share of  $9.25 for the 2017 – 2019 measurement period. If, for this period, we achieve aggregate earnings per share of  $4.63, each such named executive officer will be entitled to the threshold performance-based cash incentive award amount set opposite his/her name in that Table, but if we do not achieve aggregate earnings per share of at least $4.63, no such cash incentive award will be payable. If, for this period, we achieve aggregate earnings per share of  $11.10 or more, each such named executive officer will be entitled to the maximum performance-based cash incentive award amount set opposite his/her name in that Table. For aggregate earnings per share falling between $4.64 and $9.24, and between $9.26 and $11.09, for the 2017 – 2019 measurement period, the performance-based cash incentive award is interpolated from 50% to 99% of the target performance-based cash incentive award and from 101% to 199% of the target performance-based cash incentive award, respectively. Earnings per share for purposes of the LTIP is defined commencing on page 20 under “Compensation Discussion and Analysis” — “Long Term Incentive Plan.”
If a named executive officer is not employed during an entire measurement period, he/she will not be entitled to any performance-based cash incentive award for the measurement period, unless during a measurement period he/she is terminated without cause or he/she terminates his/her employment for good reason, dies, is permanently disabled or retires at age 65 or older; in which case, for the measurement period, he/she will be entitled to a portion of the awards under the LTIP as described under “Potential Post Employment Payments” — “Long Term Incentive Plan” commencing on page 37, where the terms “cause,” “good reason” and “permanent disability” are also defined.
Voluntary Deferral Plan
Each of our executive officers (other than Ms. Mauricio) deferred amounts under the Voluntary Deferral Plan for 2017 and received Company base matching credits plus a Company supplemental credit equal to 23% of the base matching credit. All Company matching credits are included for 2017 in the Summary Compensation Table under the “All Other Compensation” column on page 28. See “Non-Qualified Deferred Compensation” on page 34 for additional information about the Voluntary Deferral Plan.
The following Table sets forth certain information with respect to the grant of awards during the 2017 fiscal year to the named executive officers. There were no awards of options to the named executive officers during 2017.
Grants of Plan-Based Awards For Fiscal Year 2017

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Stock Awards: Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)		Target ($)	Maximum ($)
Anthony J. Guzzi	1/3/17					29,859(1)	$2,115,212(2)
	3/1/17	$	—(3)	$1,375,000(3)	$2,750,000(3)
	3/1/17		$1,057,613(4)	$2,115,225(4)	$4,230,450(4)
Mark A. Pompa	1/3/17					10,640(1)	$753,738(2)
	3/1/17	$	—(3)	$759,000(3)	$1,518,000(3)
	3/1/17		$376,875(4)	$753,750(4)	$1,507,500(4)
	6/30/17					45,000(5)	$2,942,100(6)
R. Kevin Matz	1/3/17					7,481(1)	$529,954(2)
	3/1/17	$	—(3)	$545,000(3)	$1,090,000(3)
	3/1/17		$265,000(4)	$530,000(4)	$1,060,000(4)
Maxine L. Mauricio	1/3/17					4,499(1)	$318,709(2)
	3/1/17	$	—(3)	$437,000(3)	$874,000(3)
	3/1/17		$159,375(4)	$318,750(4)	$637,500(4)

(1)
Consists of time-based stock units awarded in January 2017 under our LTIP.

(2)
Represents the aggregate grant date fair value of stock units awarded in January 2017 under our LTIP, the fair value of which was computed in accordance with FASB ASC Topic 718.

(3)
These amounts represent estimated payouts for 2017 based upon financial objectives under our Annual Incentive Program at threshold, target, and maximum and assume that no amount is paid with respect to personal goals and objectives. The actual amounts paid in 2017 with respect to this program are disclosed in the Summary Compensation Table on page 28. The threshold amount assumes that no award is made based upon financial objectives, the target amount assumes that the Financial Target Bonus is achieved, and the maximum amount assumes that the Maximum Potential Incentive Award is achieved, in each case, as described on page 17 under “Annual Incentive Program.”

(4)
These estimated payouts reflect cash awards made pursuant to our LTIP in respect of the measurement period 2017 – 2019. The threshold, target and maximum amounts correlate to the earnings per share which could be achieved during the period in comparison to the earnings per share objective under the LTIP as described commencing on page 20 under “Compensation Discussion and Analysis” — “Long Term Incentive Plan.”

(5)
Consists of time-based stock units awarded in June 2017 to Mr. Pompa under our 2010 Incentive Plan.

(6)
Represents the aggregate grant date fair value of stock units awarded in June 2017, the fair value of which was computed in accordance with FASB ASC Topic 718.

The following Table sets forth certain information with respect to unvested outstanding equity awards held by the named executive officers at the end of 2017. There were no unexercised options held by the named executive officers at the end of 2017.
Outstanding Equity Awards at 2017 Fiscal Year-End

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Anthony J. Guzzi	42,195(2)	$3,449,441(2)
	41,298(3)	$3,376,112(3)
	29,991(4)	$2,451,764(4)
	53,160(5)	$4,345,830(5)
Mark A. Pompa	10,962(2)	$896,144(2)
	12,425(3)	$1,015,744(3)
	10,686(4)	$873,581(4)
	45,098(6)	$3,686,762(6)
R. Kevin Matz	8,698(2)	$711,062(2)
	9,844(3)	$804,747(3)
	7,512(4)	$614,106(4)
Maxine L. Mauricio	3,128(2)	$255,714(2)
	5,800(3)	$474,150(3)
	4,518(4)	$369,347(4)

(1)
The market value of shares or stock units that have not vested is equivalent to the closing price of a share of our Common Stock on the New York Stock Exchange on December 29, 2017, multiplied by the respective number of shares.

(2)
Represents LTIP stock units awarded in January 2015 as well as additional stock units that accrued on that award during 2015, 2016 and 2017 pursuant to dividend equivalent awards equal in value to our cash dividends paid during 2015, 2016 and 2017 which would have been paid with respect to Common Stock underlying such January 2015 award; these stock units generally will vest on January 2, 2018.

(3)
Represents LTIP stock units awarded in January 2016 as well as additional stock units that accrued on that award during 2016 and 2017 pursuant to dividend equivalent awards equal in value to our cash dividends paid during 2016 and 2017 which would have been paid with respect to Common Stock underlying such January 2016 award; these stock units generally will vest on January 4, 2019.

(4)
Represents LTIP stock units awarded in January 2017 as well as additional stock units that accrued on that award during 2017 pursuant to dividend equivalent awards equal in value to our cash dividends paid during 2017 which would have been paid with respect to Common Stock underlying such January 2017 award; these stock units generally will vest on January 3, 2020.

(5)
Represents stock units awarded in October 2015 to Mr. Guzzi as well as additional stock units that accrued during 2015, 2016 and 2017 pursuant to dividend equivalent awards equal in value to our cash dividends paid during 2015, 2016 and 2017 which would have been paid with respect to Common Stock underlying such October 2015 award; these stock units generally will vest on October 28, 2019.

(6)
Represents stock units awarded in June 2017 to Mr. Pompa as well as additional stock units that accrued during 2017 pursuant to dividend equivalent awards equal in value to our cash dividends paid during 2017 which would have been paid with respect to Common Stock underlying such June 2017 award; these stock units generally will vest on June 30, 2022.

Unvested stock units reported in the Outstanding Equity Awards at 2017 Fiscal Year-End Table set forth above include those stock units awarded in 2015, 2016 and 2017 under our LTIP to each named executive officer and, in the case of Mr. Guzzi, an additional 52,600 stock units awarded to him in October 2015 and, in the case of Mr. Pompa, an additional 45,000 stock units awarded to him in June 2017. In addition, their unvested stock units outstanding as of December 31, 2017 reflect additional stock units (“Dividend Equivalent Awards”) equal in value to our cash dividends on our Common Stock which would have been paid in respect of shares of our Common Stock underlying their stock units outstanding as of the dividend payment dates. Stock units (and related Dividend Equivalent Awards) awarded to Mr. Guzzi in October 2015 are to vest in full on October 28, 2019. Stock units (and related Dividend Equivalent Awards) awarded to Mr. Pompa in June 2017 are to vest in full on June 30, 2022. Stock units awarded in January 2015 (and related Dividend Equivalent Awards) vested in full on January 2, 2018. Stock units awarded in January 2016 (and related Dividend Equivalent Awards) are to vest in full on January 4, 2019 and stock units awarded in January 2017 (and related Dividend Equivalent Awards) are to vest in full on January 3, 2020. However, if we experience a change of control prior to the scheduled vesting date, unvested stock units (and related Dividend Equivalent Awards) will vest in full at that time and shares of our Common Stock will be issued in respect of them. If the employment of a named executive officer is terminated by us without cause or by him/her for good reason, or if his/her employment terminates by reason of his/her death, permanent disability or retirement at age 65 or older, the stock units awarded to him/her under our LTIP, and, in the case of Mr. Guzzi and Mr. Pompa, those stock units awarded to them in October 2015 and June 2017, respectively, will vest in full at such time and the shares of our Common Stock to be issued in respect of such stock units will be issued thereafter, and, if employment of the named executive officer is terminated by us for cause or he/she terminates his/her employment without good reason, before his/her stock units vest, he/she will forfeit the stock units (and related Dividend Equivalent Awards). The terms “cause,” “good reason,” “change of control,” and “permanent disability” are defined for purposes of all stock unit awards similarly to those definitions on page 38 under “Potential Post Employment Payments” — “Long Term Incentive Plan.”
The following Table sets forth with respect to each named executive officer certain information with respect to stock awards that vested during fiscal year 2017. No options were held by the named executive officers in fiscal year 2017.
Stock Vested in Fiscal Year 2017

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Anthony J. Guzzi	35,881	$2,541,810
Mark A. Pompa	9,300	$658,812
	1,855	$131,408
R. Kevin Matz	7,393	$523,720
	1,470	$104,135
Maxine L. Mauricio	1,640	$116,178

(1)
The value realized is equivalent to the closing price of a share of our Common Stock on the New York Stock Exchange on the date that the stock award vested, multiplied by the number of shares acquired upon vesting.

NON-QUALIFIED DEFERRED COMPENSATION
As indicated above, certain of our employees, including each named executive officer, are permitted to defer compensation under the Company’s Voluntary Deferral Plan in order to make eligible employees whole for compensation limits imposed under our 401(k) Plan, and thus, enabling additional savings for retirement on a tax deferred basis.
The Voluntary Deferral Plan permits an eligible employee to defer annually up to one-half of that portion of his/her base salary in excess of the limits described in Section 401(a)(17) of the Code (for 2017 the limit was $275,000) and/or up to 100% of any annual cash bonus and/or cash incentive payments to him/her. A participating employee’s account is also credited with a Company matching credit of up to 4% on deferrals, but not in excess of 4% of base salary in excess of the federal tax limit described above, plus possible Company supplemental credits. Accounts under the Voluntary Deferral Plan are credited with hypothetical earnings and losses based on notional investments (mutual funds) selected by the participating employee in accordance with the Voluntary Deferral Plan terms. Accounts would also be distributable upon a change of control of the Company.
Accounts deferred in 2013 are payable in a lump sum following the participant’s termination of employment and accounts deferred on or after January 1, 2014 are payable in either a lump sum or, provided the participant’s employment terminates after he/she has reached age 59-1/2, in five annual installments following termination of employment, as elected for each year’s deferral by the participant at the time of deferral election.
The following Table sets forth certain information regarding (a) deferrals and matching credits under our Voluntary Deferral Plan with respect to the accounts of each of our named executive officers during fiscal year 2017 and (b) each such executive officer’s account balance as of December 31, 2017.
Name	Executive Contributions in Last Fiscal Year(1)	Company Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Withdrawal Distributions	Aggregate Balance at Last Fiscal Year End(4)
Anthony J. Guzzi	$44,000	$42,475	$69,010	—	$508,339
Mark A. Pompa	$124,200	$21,630	$80,183	—	$556,012
R. Kevin Matz	$16,350	$14,163	$21,818	—	$174,222
Maxine L. Mauricio(5)	—	—	—	—	—

(1)
Amounts reported in this column are included under Salary in the Summary Compensation Table on page 28.

(2)
Amounts reported in this column are included under All Other Compensation in the Summary Compensation Table on page 28.

(3)
This column includes earnings (and losses) on deferred compensation balances. Such amounts are not “above-market” or “preferential” earnings and, therefore, are not reported as compensation in the Summary Compensation Table on page 28.

(4)
This column reflects the aggregate of salary deferred by each named executive since the Voluntary Deferral Plan became effective on January 1, 2013 plus the aggregate credits provided by the Company and invested earnings on such deferrals and credits.

(5)
Ms. Mauricio did not participate in the Voluntary Deferral Plan during 2017.

POTENTIAL POST EMPLOYMENT PAYMENTS
Severance Agreements
Messrs. Guzzi, Pompa and Matz, and Ms. Mauricio, each a named executive officer, are parties to severance agreements with us, which we refer to as the “severance agreements.” The severance agreements each provide for specified benefits under certain circumstances should the executive officer’s employment with us terminate.
Termination by us without Cause or Termination by the Named Executive Officer for Good Reason
The severance agreements for each of Messrs. Guzzi, Pompa, Matz, and Ms. Mauricio each provide that if such named executive officer’s employment is terminated by us without “cause” (defined below) or if he/she terminates his/her employment for “good reason” (defined below), we will pay the named executive officer an amount equal to twice his/her annual base salary in effect immediately prior to his/her termination. We will pay this amount to the applicable named executive officer in eight equal installments. In addition, we will pay to the named executive officer all unpaid amounts for his/her annual incentive awards for any calendar year ended before the date of termination. We will also pay the named executive officer an amount equal to a prorated portion of his/her targeted annual incentive award based on his/her personal goals and objectives for the year in which his/her termination takes place and a prorated portion of the annual incentive award based upon our financial performance that he/she would have received had he/she been employed for the entire year. We will calculate these amounts by multiplying the applicable incentive award amount by a fraction, the numerator of which is the number of days in the calendar year in which the termination occurs that he/she was employed by us and the denominator of which is 365.
We will also provide, at our expense, coverage for the named executive officer (and, to the extent applicable, his/her eligible dependents) under our medical, dental and hospitalization insurance plans for a period of 18 months from the date of termination. In addition, we will provide, at our expense, coverage under our group life and accidental death and dismemberment insurance plans for a period of 12 months from the date of termination. However, if a successor employer of the named executive officer provides comparable coverage, we will stop providing coverage.
No amounts are payable under a severance agreement if the named executive officer is terminated by us for cause or by him/her without good reason. In addition, no severance benefits are payable under a severance agreement if benefits are payable under a named executive officer’s change of control agreement described commencing on page 41.
Definition of Cause and Good Reason
“Cause” is defined in each such named executive officer’s severance agreement as:
•
the named executive officer committing an action involving willful malfeasance in connection with his/her employment which results in material harm to us;

•
the named executive officer committing a material and continuing breach of the terms of his/her severance agreement if the breach is not cured within 60 days after we provide the named executive officer with written notice of any such breach; or

•
the named executive officer’s conviction of a felony.

For purposes of this definition, no act, or failure to act, on the named executive officer’s part, is deemed “willful” unless done, or omitted to be done, by him/her in bad faith. In addition, cause will only exist if there was no reasonable belief that the named executive officer’s act, or failure to act, was in our best interest and the best interest of our subsidiaries.

“Good reason” is defined in each such named executive officer’s severance agreement as:
•
our reducing the named executive officer’s then annual base salary, except in connection with a similar reduction in salary that applies to all our senior executives;

•
our or one of our subsidiaries failing to pay to the named executive officer any portion of his/her current compensation that is already earned and due;

•
our failure to obtain the assumption (either specifically or by operation of law) of the named executive officer’s severance agreement by any successor to, or assign of, us or any person acquiring substantially all of our assets; or

•
the termination of a specified indemnity agreement in effect between the named executive officer and us.

In addition, Mr. Guzzi’s severance agreement provides that “good reason” also includes any reduction by the Company of his authority, duties, or responsibilities or any removal of him from his current office other than by the Company for cause or as a result of his permanent disability or by him for good reason.
Payments in the Event of Permanent Disability
Each such named executive officer’s severance agreement also provides that, in the event of his/her “permanent disability” (defined below), we will provide the same insurance benefits described above in the case of termination of his/her employment by us without cause or by him/her for good reason.
In the event of permanent disability, we will also pay the named executive officer a lump sum payment equal to:
•
all unpaid amounts in respect of any annual incentive award for any calendar year ending before the calendar year in which such termination occurs, which would have been payable had the named executive officer remained employed by us until the date such annual incentive award would otherwise have been paid; plus

•
a prorated amount of his/her targeted annual incentive awards for the year in which his/her employment terminates.

“Permanent disability” exists if the named executive officer has been absent from his/her duties on a full-time basis for a period of six consecutive months as a result of his/her incapacity due to physical or mental illness.
Payments in the Event of Death
Each such named executive officer’s severance agreement also provides for payment upon the named executive officer’s death to his/her estate or his/her designated beneficiaries of a lump sum equal to:
•
three months of his/her base salary and any unpaid annual incentive awards as of the date of his/her death for any calendar year ending before the year in which his/her death occurs, which would have been payable had he/she remained employed by us until the date such annual incentive awards would otherwise have been paid; plus

•
a prorated amount of his/her targeted annual incentive awards for the year in which his/her death occurs.

Non-Competition Restriction
Each severance agreement also provides that for two years following termination of the named executive officer’s employment, he/she will not, directly or indirectly, own, manage, operate, conduct, control or participate, as a director, officer, employee, consultant, partner, or equity owner or otherwise, in the ownership, management, operation, conduct or control of, or accept employment with, or be connected in any manner with, any business that is in competition with us or any of our subsidiaries. This restriction does not apply to ownership of 2% or less of the debt or equity securities of corporations listed on a registered securities exchange. The restriction applies in any state in the United States where we or any of our subsidiaries conduct business.
However, the named executive officer will not be deemed to be so involved with a competing business if:
•
no more than 20% of its consolidated revenues (based on its most recently completed fiscal year) is attributable to one or more business activities, which we refer to as “Incidental Competitive Activities,” that are in competition with us or one of our subsidiaries; and

•
the named executive officer is not engaged directly or indirectly in such Incidental Competitive Activity.

The named executive officer will be released from his/her non-competition obligation if he/she waives his/her right to receive his/her severance benefits.
Non-Solicitation Restriction
For one year following the termination of his/her employment, each named executive officer also has agreed in his/her severance agreement that he/she will not on his/her own or anyone else’s behalf:
•
solicit, encourage, or participate in soliciting or encouraging, any customer or supplier of ours or of any of our subsidiaries, or any other person or entity, to terminate or adversely alter such person’s or entity’s customer, supplier, or other relationship with us or any of our subsidiaries; or

•
hire any person who at the time of offer of employment or within six months prior to such offer was an employee of ours or any of our subsidiaries or encourage or participate in soliciting or encouraging any employee of ours or any of our subsidiaries to terminate (or otherwise adversely alter) his/her employment relationship.

Long Term Incentive Plan
Under our LTIP, we award each named executive officer annually a number of stock units in respect of which, following a scheduled vesting date, we will issue an equal number of shares of our Common Stock. (The LTIP is more fully described commencing on page 20 under “Compensation Discussion and Analysis” under the heading “Long Term Incentive Plan.”) In addition, under the LTIP each named executive officer is also entitled to a performance-based cash incentive award if we achieve a pre-determined earnings per share objective for a three year measurement period.
LTIP Stock Units
A number of shares of our Common Stock equal to the named executive officer’s LTIP stock units are to be issued to him/her prior to the scheduled vesting date if:
•
we experience a “change of control” (which we define below) (provided that the Compensation Committee does not reasonably determine that the change of control is not an event described in Section 409A(a)(2)(A)(v) of the Internal Revenue Code);

•
we terminate the named executive officer’s employment without “cause” (which we define below);

•
the named executive officer terminates his/her employment for “good reason” (which we define below);

•
the named executive officer retires at age 65 or older;

•
the named executive officer becomes permanently disabled and his/her employment terminates as a result; or

•
the named executive officer dies.

In such event, the issuance of the shares of our Common Stock will occur as of the date of the change of control or such termination of employment. However, in the case of termination of employment, that distribution will be delayed for six months following the named executive officer’s termination of employment if necessary to avoid any excise tax under Section 409A of the Internal Revenue Code. If we terminate the named executive officer’s employment for cause or the named executive officer resigns without good reason, he/she will forfeit his/her unvested LTIP stock units.
Performance-Based Cash Incentive Awards
In addition, if, during one or more LTIP measurement periods, a named executive officer’s employment is terminated under circumstances described above entitling him/her to receive shares of our Common Stock in respect of his/her LTIP stock units, he/she also will be entitled to a prorated portion of the amount of his/her performance-based cash incentive award for each measurement period that he/she would have received had he/she been employed by us during the entire measurement period. This amount is equal to that performance-based cash incentive award for each such measurement period multiplied by a fraction, the numerator of which is the number of full and partial months that have elapsed during the measurement period as of his/her termination date, and the denominator of which is the total number of months making up the measurement period. Performance-based cash incentive awards under the LTIP are more fully described commencing on page 20 under “Compensation Discussion and Analysis” under the heading “Long Term Incentive Plan.” We would make these payments to our named executive officers at such time as the payment would have been made had there been no termination of employment.
If we or a named executive officer had terminated his/her employment as of December 31, 2017 under circumstances described above (or retired), entitling him/her to receive shares of our Common Stock in respect of his/her LTIP stock units, then such named executive officer would have been entitled to the amount of his/her performance-based cash incentive award under the LTIP for the 2015 – 2017 measurement period, and a prorated portion of such award for the 2016 – 2018 measurement period and for the 2017 – 2019 measurement period.
In addition, if during one or more measurement periods there is a change of control, then promptly thereafter we would pay each named executive officer his/her performance-based cash incentive award under the LTIP for each such measurement period as if the Company had achieved 100% of its aggregate earnings per share objective for such measurement period. If there had been a change of control as of December 31, 2017, such named executive officers would have been entitled to receive the amount of his/her performance-based cash incentive awards under the LTIP for the 2015 – 2017 measurement period, and a prorated portion of the amount of his/her award for the 2016 – 2018 measurement period and for the 2017 – 2019 measurement period.
If, as of December 31, 2017, we had terminated the employment of a named executive officer for cause or the named executive officer had resigned without good reason, then he/she would not have been entitled to payment in respect of any performance-based cash incentive award under the LTIP for any measurement period.
Definition of Cause, Good Reason, Change of Control and Disability
For purposes of the LTIP, “cause,” generally, means:
•
the named executive officer committing an action involving willful malfeasance in connection with his/her employment which results in material harm to the Company;

•
the named executive officer’s conviction of a felony; or

•
the named executive officer’s substantial and repeated failure to perform duties as directed by our Chief Executive Officer or, in the case of our Chief Executive Officer, our Board.

“Good reason,” generally, means:
•
a reduction in the named executive officer’s then base salary (except in connection with a reduction generally applicable to all our senior executives); or

•
the failure to pay any portion of the named executive officer’s compensation that is earned and due.

“Change of control” has substantially the same meaning as in the change of control agreements described under “Change of Control Arrangements” commencing on page 42 and “permanent disability” has the same meaning as described under “Potential Post Employment Payments” — “Severance Agreements” on page 36.
Voluntary Deferral Plan
Each of our named executive officers currently participates in our Voluntary Deferral Plan. Under such plan, following the termination of a participant’s employment, such participant is to be paid the balance of his/her account representing his/her deferred compensation, the Company’s matching credits, and hypothetical earnings and losses on notional account investments. Deferrals made in 2013 and related Company matching (including supplemental) credits, as adjusted for notional investment experience, are payable in a lump sum following termination of employment, and deferrals and related credits, as adjusted for notional investment experience, made after 2013 are payable in a lump sum or up to five annual installments following the participant’s termination of employment, as elected by the executive at the time of the initial deferral. Those account balances are also payable to the executive upon a change in control of the Company. The Voluntary Deferral Plan is further discussed under “Non-Qualified Deferred Compensation” on page 34.
Special Equity Awards
In October 2015, Mr. Guzzi was awarded 52,600 stock units entitling him to 52,600 shares of our Common Stock if he remains in our employ until October 28, 2019. In June 2017, Mr. Pompa was awarded 45,000 restricted stock units entitling him to 45,000 shares of our Common Stock if he remains in our employ until June 30, 2022. If, before we issue the shares underlying such stock units held by Mr. Guzzi and Mr. Pompa, we experience a change of control, we terminate either Mr. Guzzi’s or Mr. Pompa’s employment without cause, or if either terminates his employment for good reason, becomes permanently disabled and his employment terminates as a result or if he dies or retires at age 65 or older, the shares of our Common Stock in respect of such award to him will be issued as of the change of control or such termination of employment. The terms “cause,” “good reason,” “change of control” and “permanent disability” are substantially the same as those terms are described above for purposes of the LTIP.

Severance Benefits Table

The following Table sets forth for each named executive officer (a) cash payments and the value of benefits continuation under his/her severance agreement as described commencing on page 35 to which he/she would have been entitled if his/her employment had been terminated on December 31, 2017 by the Company without cause or by him/her for good reason, (b) the value as of December 31, 2017 of  (i) shares issuable to him/her in respect of his/her stock units and (ii) his/her pro rata performance-based cash incentive awards under our LTIP, in each instance, that he/she would have been entitled to upon termination of his/her employment on December 31, 2017 by the Company without cause or by him/her for good reason, and (c) the value of his/her account under the Company’s Voluntary Deferral Plan as of December 31, 2017 to which he/she would be entitled upon his/her termination of employment on that date. The value of the shares has been calculated by multiplying the number of such shares by the closing price on the New York Stock Exchange of a share of our Common Stock on December 31, 2017. The value of benefits continuation is based on the Company’s estimate of the cost of providing (a) healthcare coverage for the named executive officer and his/her eligible dependents for an 18 month period under his/her current plan option and coverage level and (b) life insurance and accidental death and dismemberment insurance equivalent to his/her current group coverage for 12 months. The cash payment in respect of the LTIP performance-based cash incentive awards assumes that for each relevant measurement period ending after December 31, 2017, actual earnings per share equaled the targeted earnings per share objective for such measurement period, and the cash payment in respect of the performance-based annual incentive award included in clause (a) of the first sentence of this paragraph assumes the achievement of targeted levels.
	Cash Payment under Severance Agreement	Cash Equivalent of Shares Issuable in Respect of Accelerated Vesting of Stock Units	Cash Payment in Respect of LTIP Performance- Based Cash Incentive Awards(a)	Value of Account Under Voluntary Deferral Plan	Benefits Continuation	Total
Anthony J. Guzzi Termination Without Cause or For Good Reason Termination by Reason of Death Termination by Reason of Disability
	$3,575,000	$13,623,147	$5,601,075	$508,339	$34,511	$23,342,072
	$1,650,000	$13,623,147	$5,601,075	$508,339	$—	$21,382,561
	$1,375,000	$13,623,147	$5,601,075	$508,339	$34,511	$21,142,072
Mark A. Pompa Termination Without Cause or For Good Reason Termination by Reason of Death Termination by Reason of Disability
	$2,139,000	$6,472,229	$1,575,417	$556,012	$34,511	$10,777,169
	$931,500	$6,472,229	$1,575,417	$556,012	$—	$9,535,158
	$759,000	$6,472,229	$1,575,417	$556,012	$34,511	$9,397,169
R. Kevin Matz Termination Without Cause or For Good Reason Termination by Reason of Death Termination by Reason of Disability
	$1,635,000	$2,129,915	$1,227,083	$174,222	$37,571	$5,203,791
	$681,250	$2,129,915	$1,227,083	$174,222	$—	$4,212,470
	$545,000	$2,129,915	$1,227,083	$174,222	$37,571	$4,113,791
Maxine L. Mauricio Termination Without Cause or For Good Reason Termination by Reason of Death Termination by Reason of Disability
	$1,311,000	$1,099,211	$553,333	$—	$41,055	$3,004,599
	$546,250	$1,099,211	$553,333	$—	$—	$2,198,794
	$437,000	$1,099,211	$553,333	$—	$41,055	$2,130,599

(a)
Includes actual amounts paid in respect of the LTIP performance period January 1, 2015 – December 31, 2017.

Change of Control Arrangements
Each of our named executive officers are parties to change of control agreements with us, which we refer to as the “Change of Control Agreements.” The purpose of the Change of Control Agreements is to retain the services of such named executive officers during a period of change of control so that they can focus on our business, making decisions which are in our best interests and the best interests of our stockholders, even if such decisions lead to their departure, and so that we may retain these individuals during that period and the transition to new ownership.
Generally, no benefits are provided under the Change of Control Agreements for any type of termination before a change of control, for termination after a change of control due to death or disability, for termination for cause, or for voluntary termination (other than for good reason). The terms “change of control,” “cause” and “good reason” are defined below.
Each such named executive officer’s Change of Control Agreement generally provides for a severance benefit if we terminate his/her employment without cause or he/she terminates his/her employment for good reason within two years following a change of control. This severance benefit is equal to the sum of three times:
•
his/her annual base salary at the time of the change of control;

•
the higher of   (a) his/her annual incentive awards for the year prior to the change of control or (b) the average of his/her annual incentive awards for the three years before the change of control; and

•
except for Ms. Mauricio, the value of perquisites provided in respect of the year prior to the change of control. Ms. Mauricio’s Change of Control Agreement was amended in April 2017 to remove the value of perquisites from the calculation of her severance benefit.

In addition, under the Change of Control Agreements, with respect to the year in which the change of control occurs, each such named executive officer also is entitled to a pro rata amount of the higher of (a) his/her annual incentive awards for the year prior to the change of control or (b) the average of his/her annual incentive awards for the three years prior to the change of control.
Other severance benefits include outplacement assistance and a continuation of insurance benefits for three years. Each such named executive officer agreed that he/she would retain in confidence all of our confidential information.
If the severance benefits provided for under the Change of Control Agreements are paid to such named executive officers, and/or if, in connection with a change of control, other payments or distributions are made by us to, or for the benefit of, such named executive officers, or other benefits are conferred upon them, pursuant to the terms of any other agreement, policy, plan or program, they might constitute an “excess parachute payment” within the meaning of Section 280G of the Code, on which an excise tax would be due. In that case, under the Change of Control Agreements for Messrs. Pompa and Matz, which were signed on June 22, 1998, and for Mr. Guzzi, which was signed on December 25, 2004, such named executive officers would also be entitled to such additional payments as may be necessary to ensure that the net after-tax benefit of all such amounts shall be equal to their respective net after-tax benefits as if no excise tax had been imposed. Ms. Mauricio’s Change of Control Agreement does not provide for such additional payments but instead reduces the amount payable to her so that such benefits will not be deemed an “excess parachute payment.”
As described above under “Potential Post Employment Payments” — “Long Term Incentive Plan” commencing on page 37, “Potential Post Employment Payments” — “Voluntary Deferral Plan” on page 39 and “Potential Post Employment Payments” — “Special Equity Awards” on page 39, performance-based cash incentive awards under the LTIP and the LTIP stock units, as well as the Special Equity Awards, will also vest upon, and be payable following, a change of control, and account balances under the Voluntary Deferral Plan will be payable upon a change of control.

Definition of Change of Control, Cause and Good Reason
For purposes of the Change of Control Agreements, a “change of control” means, in general, the occurrence of:
•
a person or group of persons acquiring 25% or more of our voting securities;

•
our stockholders approving a merger, business combination or sale of our assets, with the holders of our Common Stock prior to such transaction owning less than 65% of the voting securities of the resulting corporation; or

•
our Incumbent Directors failing to constitute at least a majority of our Board during any two year period. An “Incumbent Director” is defined, generally, as a director who was serving as such before the beginning of such two year period or, if not a director at such time, generally, if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors.

“Cause” is defined as:
•
the named executive officer’s willful and continued failure to perform substantially his/her duties for us (other than by reason of physical or mental illness);

•
his/her conviction of, or plea of guilty or nolo contendere to, a felony; or

•
his/her willful engagement in gross misconduct which is materially and demonstrably injurious to us.

“Good Reason” is defined as occurring if:
•
the named executive officer’s annual base salary is reduced;

•
his/her annual incentive awards are reduced below the higher of  (a) the annual incentive awards paid or payable to him/her in respect of the year before the change of control or (b) the average of his/her annual incentive awards paid or payable to him/her in respect of the three years prior to the change of control;

•
his/her duties and responsibilities are materially and adversely reduced;

•
the program of incentive compensation and retirement and insurance benefits offered to him/her are materially and adversely reduced;

•
he/she is required to relocate more than 50 miles from his/her primary work location before the change of control; or

•
his/her Change of Control Agreement is not assumed by a successor to the Company.

Change of Control Benefits Table

The following Table sets forth for each named executive officer (a) cash payments and the value of benefits continuation under his/her Change of Control Agreement as described commencing on page 41 to which he/she would have been entitled upon a change of control and termination of his/her employment on December 31, 2017 by the Company without cause or by him/her for good reason, (b) the value as of December 31, 2017 of  (i) shares issuable to him/her in respect of his/her stock units and (ii) his/her performance-based cash incentive awards under our LTIP as described commencing on page 37, in each instance, to which he/she would have been entitled upon a change of control on December 31, 2017, and (c) the value of his/her account under the Company’s Voluntary Deferral Plan as of December 31, 2017 to which he/she would be entitled by reason of a change of control. In addition, it sets forth for Messrs. Guzzi, Pompa and Matz the amount that would have been paid to him under his Change of Control Agreement to compensate him for the excise tax, if any, payable on the compensation received as a result of termination of his employment upon such change of control and such additional amounts as may be necessary to ensure that his net after-tax benefits of the amounts payable to him under his Change of Control Agreement and other benefits are equal to the net after tax benefits as if no excise tax, if any, had been imposed. The value of the shares has been calculated by multiplying the number of such shares by the closing price on the New York Stock Exchange of a share of our Common Stock on December 31, 2017. The value of benefits continuation is based on the Company’s estimate of the cost of providing (a) healthcare coverage for the named executive officer and his/her eligible dependents for a 36 month period under his/her current plan option and coverage level and (b) life insurance and accidental death and dismemberment insurance equivalent to his/her current group coverage for 36 months. The value of outplacement is based on the Company’s estimate of the current cost of obtaining outplacement services for the named executive officer.
	Cash Payment Under Change of Control Agreement	Cash Equivalent of Shares Issuable in Respect of Accelerated Vesting of Stock Units	Cash Payment in Respect of Acceleration of LTIP Performance- Based Cash Incentive Awards(a)	Value of Account Under Voluntary Deferral Plan	Benefits Continuation	Out- Placement	Compensation for Additional Taxation	Total
Anthony J. Guzzi	$14,439,165	$13,623,147	$7,641,225	$508,339	$118,507	$25,000	$—	$36,355,383
Mark A. Pompa	$8,214,367	$6,472,229	$2,267,500	$556,012	$83,854	$25,000	$5,818,823	$23,437,785
R. Kevin Matz	$6,203,320	$2,129,915	$1,730,625	$174,222	$119,329	$25,000	$—	$10,382,411
Maxine L. Mauricio	$4,711,000	$1,099,211	$854,375	$—	$99,936	$25,000	$—	$6,789,522

(a)
Includes actual amounts payable in respect of the LTIP performance period January 1, 2015 – December 31, 2017.

DIRECTOR COMPENSATION
The following Table sets forth certain information with respect to the compensation paid to our non-employee directors during fiscal year 2017. Mr. Guzzi, our President and Chief Executive Officer, received no additional compensation for serving on the Board.
Director Compensation for Fiscal Year 2017

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(m)	Total ($)
John W. Altmeyer	$187,500(b)	$180,000	$367,500
Stephen W. Bershad	$255,000(c)	$180,000	$435,000
David A. B. Brown	$190,000(d)	$180,000	$370,000
Richard F. Hamm, Jr.	$192,500(e)	$180,000	$372,500
David H. Laidley	$185,000(f)	$180,000	$365,000
Carol P. Lowe	$137,500(g)	$180,000	$317,500
M. Kevin McEvoy	$185,000(h)	$180,000	$365,000
William P. Reid	$30,000(i)	$135,000	$165,000
Jerry E. Ryan	$182,500(j)	$180,000	$362,500
Steven B. Schwarzwaelder	$185,000(k)	$180,000	$365,000
Michael T. Yonker	$190,000(l)	$180,000	$370,000

(a)
Each non-employee director generally received in 2017 an annual retainer of $180,000 in cash and, under our Director Award Program, $180,000 in restricted stock units in respect of which Common Stock of the Company will be issued (as discussed below), except for Messrs. Altmeyer, Bershad, and McEvoy and Ms. Lowe, each of whom elected to receive 50% of his/her annual cash retainer in additional restricted stock units, the value of which are included in this column.

(b)
For serving as a member of the Audit Committee until June 1, 2017, Mr. Altmeyer received an additional annual fee of  $2,500, and for serving as a member of the Compensation Committee, Mr. Altmeyer received an additional fee of  $5,000. Mr. Altmeyer elected to receive 50% of his annual cash retainer in restricted stock units, the value of which is included in the $187,500 figure.

(c)
Mr. Bershad also elected to receive 50% of his annual cash retainer in restricted stock units, the value of which is included in the $255,000 figure. For serving as Chairman of the Board for 2017, Mr. Bershad was also entitled to a fee at the rate of  $75,000 per annum by reason of his election as Chairman, but in lieu thereof, he elected to receive 1,162 stock units as described below. This $75,000 is included in the $255,000 figure.

(d)
For serving as Chairman of the Audit Committee, Mr. Brown received an additional annual fee of  $10,000.

(e)
For serving as a member of the Audit Committee, Mr. Hamm received an additional annual fee of  $5,000, for serving as a member of the Compensation Committee until June 1, 2017, Mr. Hamm received an additional fee of  $2,500, and for serving as Chairman of the Corporate Governance Committee, he received an additional annual fee of  $5,000.

(f)
For serving as a member of the Audit Committee, Mr. Laidley received an additional annual fee of  $5,000.

(g)
Ms. Lowe was elected to the Board on June 1, 2017 and appointed to the Audit Committee at such time, entitling her to receive an additional fee of  $2,500. Ms. Lowe also elected to receive 50% of her annual cash retainer in restricted stock units, the value of which is included in the $137,500 figure.

(h)
For serving as a member of the Audit Committee until June 1, 2017, Mr. McEvoy received an additional fee of  $2,500. For serving as a member of the Compensation Committee commencing June 1, 2017, Mr. McEvoy received an additional annual fee of  $2,500. Mr. McEvoy elected to receive 50% of his annual cash retainer in restricted stock units, the value of which is included in the $185,000 figure.

(i)
Mr. Reid was elected to the Board on October 25, 2017. This amount does not include $990,000 of base salary and incentive compensation earned by Mr. Reid in the 2017 fiscal year for his services as the Chief Executive Officer of EMCOR Industrial Services, Inc. until October 2017, when he retired prior to joining the Board. Mr. Reid has elected to defer payment of a portion of such amount until April 2018. In April 2018, Mr. Reid will also receive a cash payment of  $575,000 under the LTIP for the 2015 – 2017 measurement period.

(j)
For serving as a member of the Compensation Committee until June 1, 2017, Mr. Ryan received an additional fee of  $2,500.

(k)
For serving as a member of the Compensation Committee, Mr. Schwarzwaelder received an additional fee of  $5,000.

(l)
For serving as Chairman of the Compensation Committee, Mr. Yonker received an additional annual fee of  $10,000.

(m)
The stock awards represent an aggregate grant date fair value computed in accordance with FASB ASC Topic 718. In 2017, each of our non-employee directors, except for Mr. Reid, who was not elected to the Board until October 2017, received an award in June 2017 consisting of 2,790 stock units in respect of which an equal number of shares of our Common Stock will be issued with an aggregate grant date fair value of $180,000. In addition, because Messrs. Altmeyer, Bershad and McEvoy and Ms. Lowe each elected to receive only $90,000 as his/her cash retainer for the 12-month period commencing June 2017, in accordance with the directors’ compensation arrangement for 2017, he or she received an additional stock award consisting of 1,395 stock units in respect of which an equal number of shares of our Common Stock will be issued with an aggregate grant date fair value of  $90,000; this $90,000 fair value amount is not included in the Stock Awards Column as such $90,000 is included in the Column entitled Fees Earned or Paid in Cash. In addition, by reason of his serving as Chairman of the Board, Mr. Bershad elected to receive an additional stock award consisting of 1,162 stock units in respect of which an equal number of shares of our Common Stock will be issued with an aggregate grant date fair value of  $75,000 in lieu of the $75,000 in cash he could have received as a fee for serving as our Chairman. This fair value amount is not included in the Stock Awards Column as such $75,000 is included in the Column entitled Fees Earned or Paid in Cash. Lastly, upon his election to the Board in October 2017, Mr. Reid received an award consisting of 1,921 stock units in respect of which an equal number of shares of our Common Stock will be issued with an aggregate grant date fair value of  $135,000.

As of December 31, 2017 certain of our non-employee directors held outstanding options to acquire the number of shares of our Common Stock following their respective names: Stephen W. Bershad — 20,000 shares; David H. Laidley — 20,000 shares; Jerry E. Ryan — 13,000 shares; and Michael T. Yonker — 20,000 shares. In addition, as of December 31, 2017, our non-employee directors held awards of stock units entitling them to the number of shares of our Common Stock following their respective names: John W. Altmeyer — 19,951 shares; Stephen W. Bershad — 30,331 shares; David A. B. Brown — 2,795 shares; Richard F. Hamm, Jr. — 2,795 shares; David H. Laidley — 10,386 shares; Carol P. Lowe — 4,193 shares; M. Kevin McEvoy — 9,885 shares; William P. Reid — 19,022 shares; Jerry E. Ryan — 2,795 shares; Steven B. Schwarzwaelder — 2,795 shares; and Michael T. Yonker — 28,296 shares.
Under the terms of our Director Award Program, as amended, we provide an annual cash retainer to each non-employee director of  $180,000 payable quarterly and an annual grant to each such director of a number of stock units immediately following his or her election to the Board at our annual meeting of stockholders determined by dividing $180,000 by the fair market value of a share of our Common Stock on the grant date, which stock units entitle him or her to receive an equal number of our shares of Common Stock on a date which is the first, second, third, fourth or fifth anniversary of the grant date as he or she selects. In the alternative, a director may elect to forego one-half of his or her annual cash retainer and instead receive additional stock units on the same terms as the grant of stock units referred to in the preceding sentence. In December 2014, we amended the Director Award Program to provide that a director elected to the Board for the first time at other than an annual meeting of stockholders shall receive an award of restricted stock units with a value equal to the cash retainer payable to him or her from the date of his or her election until the next annual meeting of stockholders and not, as had been provided prior to the amendment, a number of restricted stock units with a value equal to the annual cash retainer. For 2017, the Chairman of the Audit Committee of the Board received an annual fee of   $10,000, the Chairman of the Governance Committee of the Board received an annual fee of  $5,000, and the Chairman of the Compensation Committee of the Board received an annual fee of  $10,000. Each member of the Audit Committee receives an annual fee of  $5,000, and each member of the Compensation Committee receives an annual fee of $5,000.
Mr. Stephen W. Bershad, our Chairman of the Board, is entitled to an annual fee of  $75,000 for serving as such, and he elected to take that fee in the form of an award of 1,162 restricted stock units entitling him to an equal number of shares of our Common Stock. The stock unit award had a fair value on the award date of $75,000, and those units vest in periodic installments.

AUDIT COMMITTEE REPORT
The following is the report of the Audit Committee with respect to the audited financial statements for the year ended December 31, 2017, included in EMCOR’s annual report on Form 10-K for that year.
We have reviewed and discussed such audited financial statements with management and the Company’s independent auditors, Ernst & Young LLP.
We have discussed with Ernst & Young LLP the matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, “Communications with Audit Committees.”
We have received the written disclosures and letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence” and have discussed with Ernst & Young LLP that firm’s independence from EMCOR. The Audit Committee has also concluded that the provision to EMCOR by Ernst & Young LLP of audit and non-audit services, as described under the Table of Fees on page 53 under “Ratification of Appointment of Independent Auditors” of its Proxy Statement for its Annual Meeting of Stockholders to be held June 1, 2018, is compatible with the independence of Ernst & Young LLP.
Based on the review and discussions referred to above in this report, we recommended to EMCOR’s Board that the audited financial statements be included in EMCOR’s annual report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.
By:
Audit Committee

David A. B. Brown, Chairman
Richard F. Hamm, Jr.
David H. Laidley
Carol P. Lowe

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following Table sets forth as of April 6, 2018 certain information regarding beneficial ownership of our Common Stock by each person or group known by us to be a beneficial owner of more than five percent of the outstanding shares of our Common Stock.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Owned
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	6,113,842 shares(1)	10.5%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	5,142,934 shares(2)	8.8%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	3,240,243 shares(3)	5.6%

(1)
Based on a Schedule 13G Information Statement filed by BlackRock, Inc. The Schedule 13G discloses that BlackRock, Inc. is the beneficial owner of 6,113,842 shares and has sole voting power of 5,984,558 of such shares and sole dispositive power of 6,113,842 of such shares.

(2)
Based on a Schedule 13G Information Statement filed by The Vanguard Group (“Vanguard”). The Schedule 13G discloses that Vanguard is the beneficial owner of 5,142,934 shares and has sole voting power of 102,287 of such shares, sole dispositive power of 5,038,016 of such shares, shared dispositive power of 104,918 of such shares and shared voting power of 7,200 of such shares. It also states that Vanguard Fiduciary Trust Company is the beneficial owner of 97,718 of such shares as a result of it serving as investment manager of collective trust accounts and that Vanguard Investments Australia, Ltd. is the beneficial owner of 11,769 of such shares as a result of it serving as investment manager of Australian investment offerings.

(3)
Based on a Schedule 13G Information Statement filed by FMR LLC and Abigail P. Johnson (collectively, the “Reporting Persons”). The Schedule 13G discloses that the Reporting Persons are the beneficial owners of 3,240,243 shares, and FMR LLC has the sole power to vote or to direct the vote of 148,676 of such shares, and the Reporting Persons have the sole power to dispose or to direct the disposal of 3,240,243 of such shares.

SECURITY OWNERSHIP OF MANAGEMENT
The following Table sets forth as of April 6, 2018, certain information regarding the beneficial ownership of our Common Stock by each of our directors and director nominees (including our Chief Executive Officer), each of our other named executive officers and all our directors and executive officers as a group. Except as otherwise noted, to our knowledge, each of the persons listed below has sole voting power and investment power with respect to the shares listed next to his/her name.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent
John W. Altmeyer	19,969(2)	*
Stephen W. Bershad	182,945(2)	*
David A. B. Brown	19,180(2)	*
Anthony J. Guzzi	418,176(3)(4)	*
Richard F. Hamm, Jr.	29,316(2)	*
David H. Laidley	87,786(2)	*
Carol P. Lowe	4,197(2)	*
M. Kevin McEvoy	9,894(2)	*
William P. Reid	37,528(2)(5)	*
Jerry E. Ryan	15,797(2)(6)	*
Steven B. Schwarzwaelder	9,428(2)	*
Michael T. Yonker	68,007(2)	*
Mark A. Pompa	144,257(3)	*
R. Kevin Matz	223,088(3)	*
Maxine L. Mauricio	21,289(3)	*
All current directors and executive officers as a group (15 persons)	1,290,857(7)	2.2%

*
Represents less than 1%.

(1)
The information contained in the Table reflects “beneficial ownership” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

(2)
Includes in the case of Mr. Bershad, 20,000 shares; in the case of Mr. Laidley, 20,000 shares; in the case of Mr. Ryan, 13,000 shares; and in the case of Mr. Yonker, 20,000 shares; which shares may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days of the date hereof and granted pursuant to our stock options plans and programs for non-employee directors. Also included in the case of Mr. Altmeyer, 19,969 shares, in the case of each of Messrs. Brown, Hamm, Ryan and Schwarzwaelder, 2,797 shares, in the case of Mr. Bershad, 30,355 shares, in the case of Mr. Laidley, 10,394 shares, in the case of Ms. Lowe, 4,197 shares, in the case of Mr. McEvoy, 9,894 shares, in the case of Mr. Reid, 19,039 shares, and in the case of Mr. Yonker, 28,319 shares, issuable in respect of stock units, in each case, on certain dates, as described under “Director Compensation” commencing on page 44.

(3)
Includes in the case of Mr. Guzzi, 151,140 shares; in the case of Mr. Pompa, 77,765 shares; in the case of Mr. Matz, 24,035 shares, and in the case of Ms. Mauricio, 14,331 shares, which shares are to be issued in respect of stock units, provided such holder remains an employee of the Company until specified dates as more fully described in the narrative immediately following the Outstanding Equity Awards at 2017 Fiscal Year-End Table commencing on page 32.

(4)
Excludes 5,790 shares owned by a trust for the benefit of Mr. Guzzi’s wife and children, of which his wife and brother are trustees.

(5)
This amount includes 17,117 restricted stock units awarded to Mr. Reid for his services as the Chief Executive Officer of EMCOR Industrial Services, Inc. until October, 2017, when he retired, and 1,922 restricted stock units awarded to Mr. Reid upon his election to the Board.

(6)
Excludes 34,786 shares owned by a trust for the benefit of Mr. Ryan’s children, of which he is trustee.

(7)
Includes 73,000 shares that may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days of the date hereof granted pursuant to our stock options plans and programs and 400,626 shares issuable in respect of stock units.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
At our Annual Meeting, eleven directors are to be elected by the holders of our Common Stock to serve until our next annual meeting of stockholders and until their successors have been duly elected and qualified. To be elected as a director at the Annual Meeting, each nominee must receive a majority of the votes cast, which means that the number of votes cast “for” the nominee must exceed the number of votes cast “against” the nominee.
Information concerning the nominees for election at our Annual Meeting is set forth below. Each nominee is presently one of our directors. Mr. Bershad is not standing for re-election due to the Director Retirement Policy described on page 6 under “Director Retirement Policy.” While the Board has no reason to believe that any of those named as a nominee for election to the Board will not be available as a candidate, should such a situation arise, the proxy may be voted for the election of other nominees in the discretion of the persons acting pursuant to the proxy. Mr. Reid was elected to the Board at a meeting of our Board in October 2017. He was nominated for election to the Board following the recommendation of the Corporate Governance Committee and after his retirement as the Chief Executive Officer of our Industrial Services segment. Having worked with Mr. Reid since 2007 when we acquired Ohmstede Ltd., which became the platform for our Industrial Services segment, the Board was confident that Mr. Reid was qualified to serve on the Board and would bring to the Board a wealth of experience and knowledge of the oil sector and the Company. Each of the nominees has consented to be named in this Proxy Statement as a nominee and to serve if elected.
John W. Altmeyer, Age 58. Mr. Altmeyer is the President and Chief Executive Officer of Carlisle Construction Materials, a division of Carlisle Companies Incorporated, a diversified manufacturing company. Carlisle Construction Materials, which has been led by Mr. Altmeyer since 1997, is principally engaged in the manufacture and sale of rubber and thermoplastic roofing systems and other products with roofing applications for commercial and residential buildings. Mr. Altmeyer was elected to our Board on October 23, 2014. He was a member of the Board of Directors of Berkshire Hills Bancorp from 2012 to 2015. As a senior executive in the construction material industry for over 20 years, Mr. Altmeyer has an in depth knowledge of industries related to the Company’s businesses.
David A. B. Brown, Age 74. Mr. Brown has been Chairman of the Board of Directors of Layne Christensen Company since June 2005 and serves on the Compensation Committee of that company. He has been a member of the Board of Directors of Global Power Equipment Group Inc. since May 2016, and the Chairman of the Board of Directors of Industrea Acquisition Corp. since July 2017. From June 25, 2014 to January 1, 2015, Mr. Brown served as President and Chief Executive Officer of Layne Christensen. Mr. Brown also served as the Chairman of the Board of Directors of Pride International, Inc. (“Pride”) from May 2005 to May 2011, then after Pride was acquired by Ensco plc (“Ensco”), he served as a director of Ensco from May 2011 to May 2014. For more than five years prior to May 2005, Mr. Brown was president of The Windsor Group, a management consulting firm of which he was a co-founder. From 2001 to 2006, Mr. Brown was a member of the Board of Directors of Mission Resources Corp.; from 2001 to 2007, a director of NS Group Inc.; from 2006 to 2007, a director of Petrohawk Energy Corporation; and from 2015 – 2016 a director of Hercules Offshore, Inc. Mr. Brown was elected to our Board on December 15, 1994. Mr. Brown, who also is a chartered accountant, has a broad breadth of knowledge regarding finance and varied businesses gathered over many years as a business consultant, particularly in the oil and gas sector in which the Company has many interests, and as a director of several public companies, including chairman of the board of four public companies.
Anthony J. Guzzi, Age 54. Mr. Guzzi has been our President since October 2004, when he joined the Company, and since January 3, 2011, our Chief Executive Officer. He served as our Chief Operating Officer from October 2004 until January 3, 2011. From August 2001 until he joined the Company, Mr. Guzzi was President of the North American Distribution and Aftermarket Division of Carrier Corporation, a manufacturer and distributor of commercial and residential HVAC and refrigeration systems and equipment and a provider of aftermarket services and components of its own products and those of other manufacturers in both the HVAC and refrigeration industry. Mr. Guzzi is also Lead Director of Hubbell International, Inc. Mr. Guzzi was elected to our Board on December 15, 2009. Mr. Guzzi has an extensive knowledge of our business, having served as our President since 2004 and our Chief Executive Officer since 2011, and the leadership, management and strategic vision that he has provided and continues to provide to the Company are invaluable.

Richard F. Hamm, Jr., Age 58. Since July 2011, Mr. Hamm has been the Managing Member of Siesta Properties LLC, a real estate development company. From January 1, 2015 to May 31, 2016, Mr. Hamm served as the Vice President, Chief Financial Officer and General Counsel of Lakewood-Amedex Inc., a drug discovery and development firm. He had been an Executive Vice President of Dendreon Corporation (“Dendreon”), a biotechnology company developing targeted therapies for the treatment of cancer, from December 2010 to June 2011 as well as its General Counsel and Secretary from November 2004 to June 2011. He also served as a Senior Vice President of Dendreon from November 2004 to December 2010. From April 2002 until November 2004, he was Deputy General Counsel and a Vice President of Medtronic, Inc., a medical technology company. From August 2000 to September 2009, Mr. Hamm was a member of the Board of Directors of Axsys Technologies Inc. Mr. Hamm was elected to our Board on June 19, 1998. As a corporate executive, including serving as Chief Financial Officer of Dendreon for a period of time, and a practicing attorney for over 30 years, with a master’s degree in business administration, Mr. Hamm has a broad knowledge of many industries with proven business acumen and a strong background in finance.
David H. Laidley, Age 71. Mr. Laidley is Chairman Emeritus of Deloitte LLP (Canada), a professional services firm providing audit, tax, financial advisory and consulting services, where he was a partner from 1975 until his retirement in 2007 specializing in tax and audit services. He served as Chairman of Deloitte LLP (Canada) from 2000 to 2006. Mr. Laidley has been a director of Input Capital Corp. since 2013, and Chairman of the Board of Trustees of CT Real Estate Investment Trust since 2013, the shares or units of each of which companies are traded on the Toronto Stock Exchange. Mr. Laidley had also been a director of the Bank of Canada from 2007 to 2013, Biovail Corporation from 2008 to 2010, ProSep Inc. from 2008 to 2014, and AIMIA Inc. from 2009 to 2017. Mr. Laidley was elected to our Board on December 15, 2008. With more than 40 years of accounting experience dealing with businesses in many industries, Mr. Laidley’s background provides a strong financial foundation for Board deliberations and a keen knowledge of many industry sectors.
Carol P. Lowe, Age 52. In November 2017, Ms. Lowe joined FLIR Systems, Inc., as Executive Vice President and Chief Financial Officer. FLIR is a world-leading designer, marketer and manufacturer of innovative sensor systems. From June 2012 through October 2017, she served as Senior Vice President and Chief Financial Officer of Sealed Air Corporation, Inc., a global manufacturing company operating in over 62 countries with a wide portfolio of brands. Prior to joining Sealed Air, Ms. Lowe served Carlisle Companies Incorporated (“Carlisle”) from January 2002 through June 2012 in a variety of executive roles including President of Carlisle FoodService Products, President of Trail King Industries, Inc. and Vice President and Chief Financial Officer of Carlisle. From October of 2007 to December of 2015, Ms. Lowe also served as a member of the Board of Directors of Cytec Industries, Inc. where she was a member of its Audit Committee and the Safety, Health, Environment and Technology Committee. Ms. Lowe was elected to our Board on June 1, 2017. As a CPA and Chief Financial Officer with Fortune 500 public company experience, Ms. Lowe brings to the Board invaluable financial and accounting expertise as well as a strong background in operations management and corporate governance.
M. Kevin McEvoy, Age 67. Prior to his retirement, from 2011 to May 2017, Mr. McEvoy was the Chief Executive Officer of Oceaneering International, Inc., a global oilfield provider of engineered services and products primarily to the offshore oil and gas industry. It also serves the defense, entertainment and aerospace industries. Oceaneering’s shares are traded on the New York Stock Exchange. Mr. McEvoy first joined Oceaneering in 1984 and held various positions at Oceaneering, including the positions of President and Chief Executive Officer from 2011 through 2015, and Executive Vice President and Chief Operations Officer from 2010 through 2011. He has also served on its Board of Directors since 2011. Mr. McEvoy has a broad knowledge of the engineering, construction, and oil and gas industries in which the Company has extensive interests. Mr. McEvoy was elected to our Board on June 2, 2016. He also brings to the Board a wealth of international experience and having served as the Chief Executive Officer of a publicly traded company, offers the Company valuable perspective and guidance in the areas of finance, governance and other essential disciplines.
William P. Reid, Age 68. Prior to his retirement, Mr. Reid served as the Chief Executive Officer of EMCOR Industrial Services, Inc. and Ohmstede Ltd. (“Ohmstede”). Mr. Reid first joined Ohmstede in 1999 as its President and CEO. Ohmstede was acquired by EMCOR in 2007 and became the platform for

EMCOR Industrial Services. Before joining Ohmstede, Mr. Reid spent over 20 years in the oil and gas industry, starting his career with Cameron Iron Works and becoming the President of NL Drilling Services, which provided directional drilling equipment and Measurement While Drilling (MWD) tools to the worldwide oil and gas industry. Mr. Reid was elected to our Board on October 25, 2017. With his extensive knowledge of, and experience in, the oil, gas and petrochemical industries, Mr. Reid offers to the Company invaluable experience and insight with respect to a key business segment.
Jerry E. Ryan, Age 75. Mr. Ryan, who is retired, served, from January 2000 through December 2002, as a consultant to Fintube Technologies, Inc., a manufacturer of large heat recovery steam generators utilized in the electrical power generating industry and heavy welded finned tubes used in a variety of heat recovery operations and a subsidiary of Lone Star Technologies, Inc. Mr. Ryan served as Chairman of the Board of Directors and Chief Executive Officer of the general partner of Fintube Limited Partnership from 1985 until its sale to Lone Star Technologies in January 2000. Mr. Ryan also served on the Boards of Directors of Lone Star Technologies from 2000 to 2007; AAON, Inc. from 2001 to 2007; and Global Power Equipment Group Inc. from 2002 to 2008. Mr. Ryan was elected to our Board on December 15, 2007. As an entrepreneur for more than 40 years, Mr. Ryan has an extensive background in business and manufacturing operations and in-depth knowledge of the heat exchanger business in which the Company has a significant investment.
Steven B. Schwarzwaelder, Age 63. Mr. Schwarzwaelder was a Director at McKinsey & Company and consulted largely with global industrial corporations during his 27 years with the firm from August 1980 through March 2007. As a Director, he also served as an elected member of McKinsey’s Shareholders’ Council from 2000 through 2006, an appointed member of the Managing Directors’ 5-person Advisory Committee and had oversight responsibility for McKinsey’s global functional practices (Strategy, Operations, Corporate Finance, Marketing & Sales, Organization, and Business Technology). Currently, Mr. Schwarzwaelder serves on the Board of Directors of Cardinal Logistics Holdings and MW Industries, Inc. and also serves as an executive advisor to TeleTracking, a leading provider of operational systems to health care providers. From October 2011 through March 2014, Mr. Schwarzwaelder served on the Board of Directors of Dana Corporation, and from November 2011 to June 2016, he served on the Board of Directors of Nexeo Solutions. He was also a Senior Advisor to Centerbridge Capital and TPG from November 2013 through December 2014 and from March 2011 through June 2016, respectively. Mr. Schwarzwaelder was elected to our Board on October 29, 2015. With over 27 years of experience at McKinsey and as a director of both public and private companies, Mr. Schwarzwaelder has a deep and extensive background in corporate governance, strategy, operations, mergers and acquisitions, sales and marketing, and large-scale performance improvement programs.
Michael T. Yonker, Age 75. For more than nine years prior to his retirement in June 1998, Mr. Yonker was President and Chief Executive Officer of Portec, Inc. (“Protec”), a diversified industrial products company with operations in the construction equipment, materials handling and railroad products industries. Mr. Yonker served as a director of Woodward Governor Company from 1996 to 2014 and served as a director of Modine Manufacturing Company from 1993 to 2012. Mr. Yonker was elected to our Board on October 25, 2002. Having served as Chief Executive Officer of Portec and a senior executive officer and director of other companies, Mr. Yonker has a depth of business experience.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends a vote “FOR” the election of each of the above nominees.

PROPOSAL NO. 2 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
The following resolution gives our stockholders the opportunity to vote to approve or not approve, on a non-binding advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed in the “Compensation Discussion and Analysis,” executive compensation tables, and accompanying narrative disclosures in this Proxy Statement. We are providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended.
As discussed previously in the Compensation Discussion and Analysis Section beginning on page 14, the objectives of our compensation program for our named executive officers are to attract, retain, and motivate key executives with skills necessary to assure our long-term success. Broadly stated, the purpose of the key components of the program that are geared to both our short-term and long-term performance insofar as they relate to named executive officers are:
•
to reward named executive officers’ expertise and experience;

•
to reward named executive officers’ performance that drives achievement of our short-term and long-term goals by providing a strong link between pay and performance; and

•
to align named executive officers’ compensation with the interests of our stockholders by paying a meaningful portion of incentive awards in equity.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of EMCOR Group, Inc. (“EMCOR”) approve, on an advisory basis, the compensation of EMCOR’s named executive officers, as described in the “Compensation Discussion and Analysis,” executive compensation tables, and accompanying narrative disclosures in EMCOR’s proxy statement for the 2018 Annual Meeting of Stockholders.”
While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or its Compensation Committee. Our Board and its Compensation Committee value the opinions of our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers. The Board of Directors expects to continue to hold an advisory vote on our named executive officers’ compensation annually, with the next vote to occur at the 2019 Annual Meeting of Stockholders.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends a vote “FOR” the adoption of the above resolution indicating approval of the compensation of our named executive officers.

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee, which is comprised entirely of independent directors, has appointed Ernst & Young LLP, certified public accountants, as our independent auditors for 2018, subject to ratification by stockholders, and presents this selection to stockholders for ratification. Ernst & Young LLP has acted as our independent auditors since May 14, 2001. Representatives of Ernst & Young LLP are expected to be present at our Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.
Fees
The aggregate fees for professional services rendered to the Company by Ernst & Young LLP for the years ended December 31, 2017 and 2016 were as follows:
	Fee Amount
Services Provided	2017	2016
Audit Fees(1)	$5,435,525	$5,200,000
Audit Related Fees(2)	130,000	125,000
Tax Fees(3)	11,250	60,700
All Other Fees(4)	88,600	88,600
Total	$5,665,375	$5,474,300

(1)
Fees in connection with the annual audit of the Company’s annual financial statements, including attestation on the Company’s internal control over financial reporting, reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, and statutory audits.

(2)
Fees rendered for employee benefit plan audits.

(3)
Fees for services related to tax compliance, including consulting services, and the preparation of tax returns and tax planning.

(4)
Fees for consulting services in connection with XBRL services, software subscriptions.

Audit Committee Pre-Approval Procedures
The 2017 and 2016 audit and non-audit services provided by Ernst & Young LLP were approved by the Audit Committee. The non-audit services were also reviewed by the Audit Committee to ensure compatibility with maintaining the auditors’ independence.
The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the types of services to be provided by Ernst & Young LLP and the estimated fees related to those services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditors. The services and fees must be deemed compatible with the maintenance of the auditors’ independence, including compliance with the rules and regulations of the Securities and Exchange Commission. The Chairperson of the Audit Committee may pre-approve permissible services that arise between Audit Committee meetings provided that the decision to pre-approve the services is reported at the next scheduled Audit Committee meeting.
Selection and Retention of the Independent Auditors
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors. Each year, the Audit Committee evaluates the performance of our independent auditors (including senior audit engagement team members), negotiates and approves the fees proposed by the independent auditors, and determines whether to reengage the current firm or consider other certified public accounting firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided and the audit team providing such services, capabilities and technical expertise, knowledge of our operations and industry, and the effectiveness of their communications in providing value-added advice, insights and candid feedback on risks, controls and compliance matters. The Audit Committee also considers the impact of changing firms when assessing whether to retain the current independent auditors.

ADOPTION OF PROPOSAL NO. 3
We believe that the best interests of the Company and our stockholders will be served by the approval of Proposal No. 3. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different certified public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.
Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares of our Common Stock represented at the Annual Meeting and entitled to vote thereon.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends a vote “FOR” the ratification of Ernst & Young LLP as the Company’s independent auditors for 2018.

Proposal No. 4 — Special shareholder meetings
Mr. John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, holder of 100 shares of our Common Stock since October 14, 2015, has advised us that he intends to present the following proposal for consideration at our Annual Meeting:
Proposal 4 — Special Shareholder Meeting Improvement
Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting (or the closest percentage to 10% according to state law). This proposal does not impact our board’s current power to call a special meeting.
Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. This proposal topic won more than 70%-support at Edwards Lifesciences and SunEdison in 2013.
A shareholder right to call a special meeting and to act by written consent and are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle such as the election of directors. More than 100 Fortune 500 companies provide for shareholders to call special meetings and to act by written consent.
Scores of Fortune 500 companies allow a more practical percentage of shares to call a special meeting compared to the higher entrenchment requirement of Emcor Group. Emcor shareholders do not have the full right to call a special meeting that is available under state law.
This proposal is of increased importance because we also do not have the right to act by written consent. Written consent won 44%-support at the 2017 Emcor annual meeting. This 44%-support was achieved in spite of the handicap of small shareholders not having the same access to independent corporate governance recommendations as large shareholders.
A shareholder ability to call a special meeting would put shareholders in a better position to ask for improvement in our board of directors after the 2018 annual meeting. For instance, directors could be given more appropriate assignments on our Board of Directors. Company performance and the stock price can benefit from such improvement.
Four directors had 15 to 22 years long-tenure:
Michael Yonker	15-years
Richard Hamm	19-years
David Brown	22-years
Stephen Bershad	22-years
Long-tenure can impair the independence of a director no matter how well qualified when they initially joined our Board. Independence is a priceless attribute in a director.
These 4 directors, with less than optimal independence, controlled 50% of our Nomination Committee and 40% of our Audit Committee. And Mr. Bershad was our chairman, a position that can benefit the most from director independence.
Please vote to increase director accountability to shareholders:
Special Shareholder Meeting Improvement — Proposal

COMPANY STATEMENT IN OPPOSITION
The Board of Directors recommends that stockholders vote “AGAINST” Proposal No. 4 (this “Proposal”) for the following reasons:
Our current policies allow stockholders to call a special meeting at a threshold that balances stockholder empowerment and protection against narrow minority interests.
As they currently stand, our By-Laws empower stockholders holding 25% of our outstanding shares to call a special meeting of the stockholders and do not impose any material restrictions on this stockholder right. The Board believes that this 25% threshold is consistent with market practice. Among Russell 3000 companies, more than two-thirds either require a threshold of 25% or higher to call a special meeting or do not grant stockholders the right to call a special meeting. The Board also feels strongly that our 25% threshold is appropriate in light of the ownership concentration of our outstanding Common Stock. Given that one of our stockholders holds approximately 10% of our outstanding Common Stock, and three of our stockholders hold in excess of 5% of our outstanding Common Stock, the Proposal would allow a small group of stockholders — even just one or two — to call a special meeting, forcing the Company to expend significant time, effort and money to pursue the narrow agenda of a small minority. Such a change could allow special interest investors, including those who accumulate a short-term voting position through the borrowing of shares, to potentially cause outsized disruption and expense for the Company and the rest of its stockholders.
Special meetings of the stockholders require the Company to prepare, print and distribute disclosure documents, undertake a proxy solicitation process, retain a third party to receive, tabulate and validate votes, and incur other significant effort and expenses, as well as diverting significant time and attention of management. We believe that this should be undertaken for purposes of significance to a meaningful portion of our stockholders and not a narrow minority. In this regard, we also feel that 25% is a more appropriate threshold.
The stockholder that submitted this Proposal cites the importance of stockholders’ ability to make changes to the Board of Directors, but the Board believes that our existing policies provide for meaningful and effective Board accountability and give stockholders fair and frequent input on Board composition. We note in particular the following:
•
Proxy Access — In addition to the existing right of stockholders to call a special meeting as described above, the recently adopted “proxy access” provision in our By-Laws permits a stockholder (or a group of up to 25 stockholders) owning just three percent (3%) or more of the Company’s outstanding Common Stock continuously for at least three years to nominate director candidates and include such nominations in the Company’s proxy materials.

•
Annually elected Board — All members of the Board are elected on an annual basis.

•
Majority voting in director elections — The Company’s governing documents provide for majority voting in uncontested director elections.

•
Amendments to By-Laws — Stockholders of the Company have the ability to amend the Company’s By-Laws by majority vote.

•
No stockholder rights plan — The Company does not have a stockholder rights plan, or so-called “poison pill.”

Our stockholders, and those of other companies, generally do not support these changes.
We reached out to approximately 30 stockholders holding approximately 66% of our outstanding Common Stock in order to gather their thoughts on this Proposal. The stockholders we spoke to were generally not supportive of this Proposal. The stockholders that we contacted also noted their support of our corporate governance policies, including the existing 25% threshold for stockholders to call a special meeting and our proxy access provisions.

These stockholders’ positions are consistent with market trends. In 2017, the stockholders of 24 Russell 3000 companies voted on similar proposals regarding special shareholder meetings, including seven from Mr. Chevedden. Only eight of these proposed the particularly low threshold of 10% that is requested by this Proposal, with the rest proposing a 15% threshold. Of these 24 companies, the stockholders of all but four rejected such proposals. Only one of the proposals accepted by stockholders provided for a threshold as low as 10%. All of the proposals submitted by Mr. Chevedden were rejected by stockholders.
In summary, the Board believes in governance practices and policies that are in the best interests of the Company and its stockholders. This Proposal does not serve such interests. Therefore, the Board strongly believes that our stockholders should vote against this Proposal.
THE BOARD RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL REGARDING SPECIAL SHAREHOLDER MEETINGS
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors urges you to vote “AGAINST” Proposal No. 4.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of change in ownership of our Common Stock and other equity securities with the Securities and Exchange Commission and to furnish copies of such statements to us.
To our knowledge and based solely upon a review of such reports, during 2017 all such reports relating to stock ownership were timely filed.
OTHER MATTERS
Stockholder Proposals. Stockholders’ proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by us at our headquarters in Norwalk, Connecticut on or before December 20, 2018 in order to be eligible for inclusion in next year’s proxy statement.
Our By-Laws set forth advance notice provisions and procedures to be followed by stockholders who wish to bring business before an annual meeting of stockholders or who wish to nominate candidates for election to the Board.
A stockholder may propose business to be included in the agenda of an annual meeting only if written notice of such stockholder’s intent is given to our Corporate Secretary:
•
not earlier than 90 days nor later than 60 days in advance of the anniversary of the date of the immediately preceding annual meeting; or

•
if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which a public announcement of the date of such meeting is first made.

Each such notice must set forth certain background and other information specified in the By-Laws, including a description of the proposed business and the reasons for conducting such business at the annual meeting.
A stockholder may nominate candidates for election to the Board at an annual meeting only if written notice of such stockholder’s intent to make such nomination is given to our Corporate Secretary:
•
not earlier than 90 days nor later than 60 days in advance of the anniversary of the date of the immediately preceding annual meeting; or

•
if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which a public announcement of the date of such meeting is first made.

Each such notice must set forth certain background and other information specified in our By-Laws.
Our 2018 Annual Meeting of Stockholders is to be held on June 1, 2018 and, accordingly, with respect to our 2019 Annual Meeting of Stockholders, such notices must be received no earlier than March 3, 2019 or later than April 2, 2019.
The time limits described above also apply in determining whether notice is timely for purposes of Rule 14a-4(c)(1) under the Securities Exchange Act of 1934 relating to exercise of discretionary voting authority, and are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet to have a proposal included in our proxy statement.
Our recently adopted proxy access by-law permits a stockholder (or a group of up to 25 stockholders) owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy statement director candidates to our Board, provided that the number of director candidates so nominated may not exceed 25% of the number of directors then serving on the Board and if such amount is not a whole number the limit on the number of directors so nominated shall be the closest whole number below 25%, but not less than two. Such nominations are subject to certain eligibility, procedural, and disclosure requirements, including the requirement that the Company must receive notice of such nominations no earlier than 150 calendar days and no later than 120 calendar days prior to the anniversary date of the release of the prior year’s annual proxy materials.
For the 2019 Annual Meeting of Stockholders, notice of a proxy access nomination must be received at the address provided below no earlier than November 20, 2018 and no later than December 20, 2018.
OTHER INFORMATION
We will bear the cost of soliciting proxies. We expect to solicit proxies primarily by mail. Proxies also may be solicited personally and by telephone by some of our officers and regular employees. We have retained D.F. King & Co., Inc. for solicitation of all brokers and nominees for a fee of  $12,500, plus customary out-of-pocket expenses. We may reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold Common Stock.
The Board is aware of no other matters that are to be presented to stockholders for formal action at our Annual Meeting. If, however, any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.
Upon the written request of any stockholder of record on April 6, 2018, a copy of our annual report on Form 10-K for the year ended December 31, 2017 (excluding exhibits) as filed with the Securities and Exchange Commission will be supplied without charge. Requests should be directed to Maxine L. Mauricio, Corporate Secretary, EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851.
BY ORDER OF THE BOARD OF DIRECTORS
MAXINE L. MAURICIO
Corporate Secretary
April 19, 2018

Exhibit A
EMCOR GROUP, INC.
STANDARDS FOR DETERMINING DIRECTOR INDEPENDENCE
It is the policy of the Board of Directors that a substantial majority of Directors be independent of the Company and of the Company’s management. For a Director to be deemed “independent,” the Board shall affirmatively determine that the Director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an entity that has a relationship with the Company). This determination shall be disclosed in the proxy statement for each annual meeting of the Company’s stockholders. In making this determination, the Board shall apply the following standards:
•
A Director who is an employee, or whose immediate family member is an executive officer, of the Company shall not be deemed independent until three years after the end of such employment relationship.

•
A Director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), shall not be deemed independent until three years after he or she ceases to receive more than $100,000 in such compensation.

•
A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company shall not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.

•
A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s current executive officers serve on that company’s compensation committee shall not be deemed independent until three years after the end of such service or the employment relationship.

•
A Director who is a significant equity holder, an executive officer, general partner, or employee, or whose immediate family member is a significant equity holder, an executive officer or general partner, of any entity that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year of such entity, exceeds 2% of such other entity’s consolidated gross revenues, shall not be deemed independent until three years after falling below such threshold.

•
A Director who is a significant equity holder, an executive officer, general partner or employee, or whose immediate family member is a significant equity holder, an executive officer or general partner, of an entity to which the Company was indebted at the end of the Company’s fiscal year in an aggregate amount in excess of 2% of the Company’s total consolidated assets at the end of such fiscal year, shall not be deemed independent until three years after falling below such threshold.

•
A Director who is a significant equity holder, an executive officer, general partner or employee, or whose immediate family member is a significant equity holder, an executive officer or partner, of an entity which was indebted to the Company at the end of such entity’s fiscal year in an aggregate amount in excess of 2% of such entity’s total consolidated assets at the end of such fiscal year, shall not be deemed independent until three years after falling below such threshold.

•
A Director who is, or whose immediate family member is, an executive officer (or who serves in a comparable position) of a tax-exempt entity that receives significant contributions (i.e. more than $200,000 or more than 2% of the annual contributions received by the entity in a single fiscal year of the tax-exempt entity, whichever amount is lower) from the Company, any executive officer or any immediate family member of an executive officer shall not be deemed independent until three years after falling below such threshold, unless such contributions were approved in advance by the Board of Directors.

For purposes of these Guidelines, the term:
•
“immediate family” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

•
“Company” includes any parent or subsidiary in a consolidated group with the Company.

•
“significant” equity holder of an entity means a holder of 10% or more of such entity’s equity.

The Board shall undertake an annual review of the independence of all non-employee Directors. In advance of the meeting at which this review occurs, each non-employee Director shall be asked to provide the Board with full information regarding the Director’s business and other relationships with the Company to enable the Board to evaluate the Director’s independence.
Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand, Directors or members of their immediate family, and, on the other hand, the Company.

EMCOR GROUP, INC.
301 MERRITT SEVEN, 6TH FLOOR
NORWALK, CT 06851

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E43330-P06556

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EMCOR GROUP, INC.

The Board of Directors recommends you vote FOR each director nominee:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. John W. Altmeyer	☐	☐	☐
1b. David A. B. Brown	☐	☐	☐
1c. Anthony J. Guzzi	☐	☐	☐
1d. Richard F. Hamm, Jr.	☐	☐	☐
1e. David H. Laidley	☐	☐	☐
1f. Carol P. Lowe	☐	☐	☐
1g. M. Kevin McEvoy	☐	☐	☐
1h. William P. Reid	☐	☐	☐
1i. Jerry E. Ryan	☐	☐	☐
1j. Steven B. Schwarzwaelder	☐	☐	☐
1k. Michael T. Yonker	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3:	**For**	**Against**	**Abstain**
2. Approval by non-binding advisory vote of executive compensation.	☐	☐	☐
3. Ratification of the appointment of Ernst & Young LLP as independent auditors for 2018.	☐	☐	☐
Shareholder Proposal – The Board of Directors recommends you vote AGAINST Proposal 4.			
4. Shareholder proposal regarding special shareholder meetings.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date